UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Quanex Building Products Corporation

(Name of Registrant as Specified In Its Charter)

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QUANEX BUILDING PRODUCTS CORPORATION	January 22, 2010

1900 West Loop South	Dear Fellow Stockholder:
Suite 1500
Houston, Texas 77027 (713) 961-4600
        You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held at 8:00 a.m., C.S.T., on Thursday, February 25, 2010, at the Company’s principal executive offices at 1900 West Loop South, 15th Floor, Houston, Texas.

        This year you will be asked to vote in favor of the election of one director and in favor of ratifying the appointment of Deloitte & Touche LLP as the Company’s external auditors. These proposals are more fully explained in the attached proxy statement, which you are encouraged to read.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL OUTLINED IN THE ATTACHED PROXY, AND URGES YOU TO VOTE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Thank you for your continued support.

Sincerely,

/s/ DAVID D. PETRATIS

David D. Petratis
Chairman of the Board

YOUR VOTE IS IMPORTANT

QUANEX BUILDING PRODUCTS CORPORATION
PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 25, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Building Products Corporation, a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, 1900 West Loop South, Suite 1500, Houston, Texas, 77027, on Thursday, February 25, 2010, at 8:00 a.m., C.S.T., for the following purposes:
(1)	To elect one director to serve until the Annual Meeting of Stockholders in 2013;
(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s external auditors; and
(3)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.
The Board of Directors has fixed the close of business on January 8, 2010, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company’s principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be made available at the time and place of the meeting during the whole time thereof.
Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting and wish to vote in person.
The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2009, accompanies this Notice.

By order of the Board of Directors,

/s/ KEVIN P. DELANEY

Kevin P. Delaney Senior Vice President — General Counsel and Secretary
Houston, Texas
January 22, 2010

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held February 25, 2010
This Proxy Statement and the accompanying form of proxy are to be first mailed on or about January 22, 2010, to all holders of record on January 8, 2010 (the “Record Date”), of the common stock, $.01 par value (the “Common Stock”), of Quanex Building Products Corporation, a Delaware corporation (the “Company”), and are furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held at the Company’s principal executive offices, 1900 West Loop South, Suite 1500, Houston, Texas, 77027, at 8:00 a.m., C.S.T., on Thursday, February 25, 2010, and at any adjournment or adjournments thereof. Shares of Common Stock represented by any un-revoked proxy in the enclosed form, if such proxy is properly executed and is received prior to the meeting, will be voted in accordance with the specifications made on such proxy. Proxies on which no specifications have been made will be voted for the election as director of the nominee listed herein and for each other proposal included herein. Proxies are revocable by written notice to the Secretary of the Company at the address of the Company set forth below, or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the meeting.
The Common Stock is the only class of securities of the Company that is entitled to vote at the meeting. As of the close of business on the Record Date, the date for determining stockholders who are entitled to receive notice of and to vote at the meeting, there were 37,728,545 shares of Common Stock outstanding. Each share is entitled to one vote. The presence at the meeting, in person or by proxy, of the holders of a majority of shares of Common Stock is necessary to constitute a quorum.
The cost of soliciting proxies will be borne by the Company. Solicitation may be made personally or by mail, telephone or electronic data transfer by officers, directors and regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies), or by the firm of D.F. King & Co, which has been retained by the Company to assist in the solicitation for a fee of approximately $4,000. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxy materials to the beneficial owners of Common Stock. The mailing address of the Company’s principal executive office is 1900 West Loop South, Suite 1500, Houston, Texas, 77027.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 25, 2010:
Our Proxy Statement and 2009 Annual Report are available online at the following web address:
http://www.quanex.com/ ir_annual_reports.html
In accordance with Securities and Exchange Commission rules, this website provides complete anonymity with respect to any stockholder accessing it.

MATTERS TO COME BEFORE THE MEETING
PROPOSAL NO. 1
ELECTION OF DIRECTOR
One director is to be elected at the meeting. The Company’s Certificate of Incorporation and Amended and Restated Bylaws both provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with the terms of office of the classes expiring at different times. Directors are divided into three classes with Classes I, II, and III standing for election at the annual meetings of stockholders in 2011, 2012 and 2010, respectively. The Class I directors were reelected to a term ending in 2011 by written consent of our sole stockholder dated February 28, 2008. The terms of office of William C. Griffiths, Richard L. Wellek and Joseph J. Ross expire at the 2010 Annual Meeting. Messrs. Ross and Wellek are retiring from the Board upon the expiration of their terms and are therefore not proposed nominees for director. Mr. Griffiths is a proposed nominee for director for a term expiring at the 2013 Annual Meeting.
In reviewing the information contained in this Proxy Statement that relates to our directors and officers, it is important to note that Quanex Building Products Corporation was initially created on December 12, 2007, in connection with the April 2008 spin-off of the building products business of Quanex Corporation, and related merger of Quanex Corporation with Gerdau S.A. In connection with these transactions, the directors and officers of Quanex Corporation became the directors and officers of Quanex Building Products Corporation. As such, we have listed these “carryover” directors and officers as beginning with the Company in 2007 despite the fact that they may have served in similar positions with Quanex Corporation prior to that time. For information related to the transaction, the origins of Quanex Building Products Corporation, and any pre-transaction service as a director or officer of Quanex Corporation, please see (a) the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, (b) the Information Statement attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10, filed April 4, 2008 and effective April 9, 2008, and (c) Quanex Corporation’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended October 31, 2007.

Nominee for election for term expiring at the			Director
2013 Annual Meeting (Class III Director)	Principal Occupation	Age	Since

William C. Griffiths	Chairman of the Board, President and Chief Executive Officer of Champion Enterprises, Inc., a leading producer of modular and manufactured housing (Troy, Michigan).	58	2009

Directors whose terms expire at the 2012 Annual Meeting (Class II Directors)

Donald G. Barger, Jr.	Retired since 2008 from YRC Worldwide Inc. (formerly Yellow Roadway Corporation), a provider of transportation services throughout North America and other international markets (Overland Park, Kansas).	66	2007

David D. Petratis	Chairman, President and Chief Executive Officer, Quanex Building Products Corporation (Houston, Texas).	52	2008

Directors whose terms expire at the 2011 Annual Meeting (Class I Directors)

Susan F. Davis	Executive Vice President of Human Resources of Johnson Controls, Inc., a global leader in automotive systems, battery technology and building controls (Milwaukee, Wisconsin).	56	2007

Joseph D. Rupp	Chairman, President and Chief Executive Officer of Olin Corporation, a basic materials company concentrated in chemicals and ammunition (Clayton, Missouri).	59	2007

Mr. Griffiths is currently the Chairman of the Board, President and Chief Executive Officer of Champion Enterprises, Inc. a leading producer of modular and manufactured housing. He joined Champion as a Director, and as President and Chief Executive Officer, in August 2004, and was named Chairman of the Board in 2006. Champion filed for Chapter 11 bankruptcy on November 15, 2009.
Mr. Barger retired in February 2008 from YRC Worldwide Inc. (formerly Yellow Roadway Corporation), one of the world’s largest transportation service providers. Mr. Barger served as a special advisor to the Chief Executive Officer of YRC Worldwide Inc. from August 2007 to February 2008, and as Executive Vice President and Chief Financial Officer of YRCW from December 2000 to August 2007. From March 1998 to December 2000, Mr. Barger was Vice President and Chief Financial Officer of Hillenbrand Industries, a provider of services and products for the health care and funeral services industries. From 1993 to 1998, Mr. Barger was Vice President of Finance and Chief Financial Officer of Worthington Industries, Inc., a diversified steel processor. Mr. Barger currently serves on the boards of Gardner-Denver, Inc., Globe Specialty Metals, Inc. and Precision Aerospace Components, Inc.
Mr. Petratis was elected Chairman of the Board of the Company on December 4, 2008, and was named President and CEO of the Company on July 1, 2008. Before joining the Company, Mr. Petratis was President and Chief Executive Officer of Schneider Electric North America and Executive Vice President of Schneider Electric S.A. of Paris, France. Schneider Electric is a global manufacturer of electrical distribution and control. Prior to that time, Mr. Petratis was President of MGE UPS Systems America, a spin-out of Schneider Electric. Prior to that, he held key management positions with Square D Company from 1981 to 1994.
Ms. Davis was elected in September 2006 as Executive Vice President of Human Resources for Johnson Controls, Inc., a global leader in automotive systems, building efficiency and power solutions. Ms. Davis previously served as Vice President of Human Resources for Johnson Controls from 1994 to 2006, and in various other positions with Johnson Controls, which she originally joined in 1983. Johnson Controls is a $28 billion NYSE-traded company.
Mr. Rupp has been Chairman, President and Chief Executive Officer of Olin Corporation since 2005. Prior to his election as Chairman, Mr. Rupp was President and Chief Executive Officer of Olin from 2002 to 2005. Prior to 2002, Mr. Rupp served in various positions with Olin, which he originally joined in 1972. Olin is a $1.8 billion NYSE-traded basic materials company concentrated in chemicals and ammunition.
Retiring Directors
Mr. Ross, 64, retired in January 2004 from Federal Signal Corporation. Prior to his retirement, he served as Chairman of the Board and Chief Executive Officer of Federal Signal, a leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and institutional customers. Mr. Ross joined Federal Signal in 1983 as its Vice President — General Counsel, assumed the role of Chief Executive Officer in 1987, and added the Chairman’s responsibilities in 1990. Mr. Ross is retiring from the Company’s Board upon the expiration of his term of office.
Mr. Wellek, 71, was Chairman of the Board of Prism Financial Corporation until June 2000. Prior to his tenure with Prism, Mr. Wellek retired as Chairman of the Board from Varlen Corporation, a manufacturer of engineered products supplying the railroad, light vehicle, and heavy duty truck markets, where he served in various capacities from 1968 to 1999, including President and Chief Executive Officer and, later, Chairman of the Board. Mr. Wellek is retiring from the Company’s Board upon the expiration of his term of office.

The Board of Directors has affirmatively determined that Ms. Davis and each of Messrs. Barger, Griffiths, Ross Rupp, and Wellek have no material relationship with the Company and have satisfied the independence requirements of the New York Stock Exchange. In assessing director independence, the Board of Directors considered the relationships (as a customer or supplier or otherwise) of the Company with various companies with which such directors may be affiliated and has determined that there are no such relationships. In making this assessment, the Board took into account the level of transactions with such companies in relationship to the Company’s and the other parties’ aggregate sales, the level of director involvement in such transactions and the ability of such directors to influence such transactions, and determined that no such transactions existed. In addition, each of such directors has met the definitions of “non-employee director” under Rule 16b-3 of the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986.
There are no arrangements or understandings between any person and any of the directors pursuant to which such director was selected as a nominee for election at the Meeting, and there are no family relationships among any of the directors or executive officers of the Company. Mr. Griffiths has indicated a willingness to serve if elected. If a nominee should be unable to serve or will not serve for any reason, and if any other person is nominated, the persons designated on the accompanying form of proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee unless authority to vote on such matter is withheld. The nominee(s) receiving a plurality of votes cast at the meeting will be elected director(s). Abstentions and broker non-votes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.
Recommendation
The Board of Directors recommends that you vote “FOR” the nominee. Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” the election of Mr. Griffiths. If Mr. Griffiths should become unable or unwilling to accept nomination or election, the person acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. The Board has no reason, however, to believe that Mr. Griffiths will be unable or unwilling to serve if elected.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our consolidated financial statements for fiscal year 2010. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1980. We are asking the stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010. Deloitte & Touche LLP was appointed by the Audit Committee in accordance with its charter.
In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.
The Audit Committee has approved all services provided by Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions you may ask.
Ratification of this proposal will require the affirmative vote of a majority of the votes cast upon the proposal at the Annual Meeting.
Board Recommendation
The Board recommends that you vote “FOR” the ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010.

EXECUTIVE OFFICERS
Set forth below is certain information concerning the executive officers of the Company, each of whom serves at the pleasure of the Board of Directors. There is no family relationship between any of these individuals or any of the Company’s directors.

Name and Age	Office and Length of Service
David D. Petratis, 52	Chairman of the Board, President and Chief Executive Officer since 2008
Brent L. Korb, 37	Senior Vice President — Finance and Chief Financial Officer since 2008
Kevin P. Delaney, 48	Senior Vice President — General Counsel and Secretary since 2007
Jairaj T. Chetnani, 38	Vice President — Treasurer since 2008
Deborah M. Gadin, 40	Vice President — Controller since 2008
Mr. Petratis was elected Chairman of the Board of the Company on December 4, 2008, and was named President and CEO of the Company on July 1, 2008. Before joining the Company, Mr. Petratis was President and Chief Executive Officer of Schneider Electric North America and Executive Vice President of Schneider Electric S.A. of Paris, France. Schneider Electric is a global manufacturer of electrical distribution and control. Prior to that time, Mr. Petratis was President of MGE UPS Systems America, a spin-out of Schneider Electric. Prior to that, he held key management positions with Square D Company from 1981 to 1994.
Mr. Korb was named Senior Vice President — Finance and Chief Financial Officer of the Company on August 1, 2008. Mr. Korb was named Vice President — Controller of Quanex Corporation in 2005, and was elected to the same position with the Company upon its creation on December 12, 2007. Prior to his election as Vice President — Controller of Quanex Corporation, Mr. Korb served as Assistant Controller of Quanex Corporation from 2003 to 2005. Prior to that time, Mr. Korb was Controller & Director of Business Analysis since 2003, and Manager of Business Analysis since 2001, of Resolution Performance Products, a manufacturer of specialty chemicals. From 1996 to 2001, Mr. Korb held positions at Service Corporation International, a provider of funeral, cremation and cemetery services, including Director International Finance & Accounting, Manager International Finance & Accounting, Manager Corporate Development, Manager Strategic Planning, and Financial Analyst.
Mr. Delaney was named Senior Vice President — General Counsel and Secretary of Quanex Corporation on February 24, 2005, and was elected to the same position with the Company upon its creation on December 12, 2007. Prior to that, he was Vice President — General Counsel of Quanex Corporation since 2003, and Secretary since 2004. Prior to that he was Chief Counsel for Trane Residential Systems, a business of American Standard Companies, a global manufacturer with market leading positions in automotive, bath and kitchen and air conditioning systems, since 2002, Assistant General Counsel for American Standard Companies since 2001 and Group Counsel for The Trane Company’s North American Unitary Products Group since 1997. Prior to that time, Mr. Delaney was Vice President — General Counsel with GS Roofing Products Company, Inc. from 1995 to 1997 and Senior Attorney with GTE Directories Corporation from 1991 to 1995.
Mr. Chetnani was named Vice President — Treasurer of the Company on December 1, 2008, and prior to that time was Treasurer with MEMC Electronic Materials, a NYSE listed global manufacturer of semiconductor wafers since 2005. Prior to that time, Mr. Chetnani held positions of increasing responsibility in Corporate Treasury at YRC Worldwide, Inc., a Fortune 500 transportation services provider and Hillenbrand Industries, an international holding company in the medical, funeral and financial services industries.
Ms. Gadin was named Vice President — Controller of the Company on June 16, 2008. Ms. Gadin was named Assistant Controller of Quanex Corporation in 2005, and was elected to the same position with the Company upon its creation on December 12, 2007. Prior to 2005, Ms. Gadin was Director of Financial Planning, Reporting and Analysis at Hexion Specialty Chemicals, the world’s largest producer of resins for industrial applications, since 2004. From 1996 to 2004, Ms. Gadin held positions of increasing responsibility at Service Corporation International, including Director Financial Reporting, Director Operational Process Improvement, Director Finance and Development, Director Corporate Development, Manager Corporate Development and Senior Financial Analyst. Prior to that time, Ms. Gadin was a certified public accountant at Coopers and Lybrand LLP.

DIRECTOR AND OFFICER COMPENSATION
Director Compensation
Directors who are also employees of the Company do not receive any additional compensation for serving on our Board. Mr. Petratis was the only director who was also an employee of the Company, and as such he did not receive any additional compensation for such service.
In fiscal 2009, our non-employee directors received the following compensation:
•	Annual Cash Retainer(1) — $40,000/year paid quarterly
•	Board Meeting Fees(1) — $1,500/meeting ($1,250/telephonic meeting)
•	Committee Meeting Fees(1) — $1,250/meeting
•	Committee Chairman Fees(1)
•	$15,000/year paid quarterly to the chairman of the Nominating and Corporate Governance Committee (who also serves as the lead director)
•	$10,000/year paid quarterly to the chairmen of the Audit Committee and Compensation and Management Development Committee
•	Executive Committee Chair receives no extra pay
•
Annual Stock Retainer(2) — Equivalent value of $25,000 in restricted stock units and equivalent value of $50,000 in options to purchase shares of the Company’s common stock. Both the restricted stock units and the stock options vest immediately upon issuance on October 31, however the restricted stock units are restricted until the director ceases to serve in such role.

•
Initial Stock Option Grant(2) — Following the first full year of service as a director, each non-employee director receives an initial stock option grant to purchase 5,000 shares of the Company’s common stock. These options vest immediately.

•
Initial Transaction-Related Stock Option Grant — Directors who served as directors of Quanex Corporation received an initial stock option grant of 10,000 options on the date the Company was spun off from Quanex Corporation.

•	Expense Reimbursement — Directors are reimbursed for their expenses relating to attendance at meetings.

1.
Non-employee directors are permitted to defer all or any part of their cash retainers and fees under the Quanex Building Products Corporation Deferred Compensation Plan (the “DC Plan”). These deferrals are placed into notional accounts maintained under the DC Plan and are deemed invested in cash, units denominated in Common Stock, or any of the accounts available under the Company’s qualified 401(k) plan, as the director elects. If a director elects to make a deferral to his or her notional common stock unit account for a period of three full years or more, a matching award equal to 20% of the amount deferred is made by the Company to the director’s notional account. The Board elected to temporarily suspend the match effective April 1, 2009, due to the turbulent economic conditions at that time. The number of units that is deemed invested in Company common stock units and credited to a director’s notional account is equal to the number of shares of Common Stock that could have been purchased with the dollar amount deferred or matched based on the closing price of the Common Stock on the New York Stock Exchange on the date the amount would have been paid had it not been deferred. If a dividend or other distribution is declared and paid on Common Stock, for each notional common stock unit credited to a director’s account a corresponding credit will be accrued in the director’s notional matching account. Except with respect to matching deferrals (and dividend deferrals, if any), all director deferrals are 100% vested. Matching deferrals (and dividend deferrals, if any) are 100% vested, unless a director receives a distribution from the DC Plan for any reason other than death, disability or retirement, within three years after a deferral was credited to his or her notional common stock unit account. If a director receives such a distribution from the DC Plan, any matching amount corresponding to the deferral that has been credited for less than three years, plus any dividends or other distributions that correspond to such matching amount, will be forfeited. No payments may be made under the DC Plan until a distribution is permitted in accordance with the terms of the DC Plan. In the event of a “change of control” of the Company, any amount credited to a director’s account is fully vested and is payable in cash within five days after the change of control occurs. A “change in control” is defined generally as (i) an acquisition of securities resulting in an individual or entity or group thereof becoming, directly or indirectly, the beneficial owner of 20% or more of either (a) the Company’s then-outstanding Common Stock or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in a majority of the persons who were members of the Board of Directors as of December 12, 2007 (the “Incumbent Board”), (iii) generally, a reorganization, merger or consolidation or sale of the Company or disposition of all or substantially all of the assets of the Company, or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For this purpose, an individual will be treated as a member of the Incumbent Board if he becomes a director subsequent to December 12, 2007, and his election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; unless his initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board. All distributions under the DC Plan will be made in cash. Any deferral or payment permitted under the DC Plan will be administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code of 1986.

2.	Restricted stock unit grants and stock option grants are issued from the Quanex Building Products Corporation 2008 Omnibus Incentive Plan.
The table below shows the compensation of our non-employee directors in fiscal 2009.

					Change in
					Pension Value &
					Nonqualified
		Fees Earned			Deferred
		or Paid in	Stock	Option	Compensation	All Other
		Cash (1)	Awards (2)	Awards (2)	Earnings (3)	Compensation (4)	Total
Name	Year	($)	($)	($)	($)	($)	($)

Donald G. Barger, Jr.	2009	66,250	23,361	32,367	—	7,450	129,428
Susan F. Davis	2009	65,000	23,361	32,367	—	6,677	127,405
William C. Griffiths	2009	39,750	23,361	32,367	—	327	95,805
Joseph J. Ross	2009	72,500	23,361	32,367	—	5,925	134,153
Joseph D. Rupp	2009	52,500	23,361	32,367	—	327	108,555
Richard L. Wellek	2009	62,500	23,361	32,367	—	5,850	124,078

(1)
Amounts shown reflect fees earned by the directors from Quanex Building Products Corporation during fiscal year 2009. During fiscal 2009, Ms. Davis and Messrs. Barger, Ross, and Wellek elected to defer cash compensation of $65,000, $66,250, $45,125, and $62,500, respectively, under the DC Plan in the form of notional common stock units, and their accounts were credited with 6,997; 7,260; 5,109; and 6,623 notional common stock units, respectively.

(2)
These columns show respectively, the dollar amounts for restricted stock units and stock options recognized for financial statement reporting purposes with respect to fiscal year 2009 in accordance with FAS 123(R). Director grants vest immediately and as such are expensed on the date of grant.

A discussion of the assumptions used in calculating these values may be found in Note 14 to Quanex Building Products Corporation’s audited financial statements on Form 10-K for the year ended October 31, 2009. These amounts reflect Quanex Building Products Corporation’s accounting expense for these awards and do not necessarily correspond to the actual value that may be recognized by directors.
The following table shows the grant date fair value of restricted stock units and option grants made during fiscal year 2009 as well as the aggregate number of restricted stock units and stock option awards outstanding for each director as of October 31, 2009:

	Restricted Stock Units		Stock Options
		Outstanding		Outstanding
	Grant Date	as of October	Grant Date	as of October
	Fair Value	31, 2009	Fair Value	31, 2009
Name	($)	(#)	($)	(#)

Barger	23,361	6,573	32,367	25,910
Davis	23,361	4,300	32,367	25,910
Griffiths	23,361	1,571	32,367	5,489
Ross	23,361	6,573	32,367	25,910
Rupp	23,361	4,300	32,367	25,910
Wellek	23,361	4,300	32,367	25,910

(3)	The Company does not provide a pension plan for non-employee directors. None of the directors received preferential or above-market earnings on deferred compensations.

(4)
Amounts shown represent (a) the dollar value of the Company’s matching awards made in the form of notional common stock units, pursuant to the terms of the Company’s Deferred Compensation Plan, and (b) dividends on outstanding restricted stock units. The Board elected to temporarily suspend the matching awards effective April 1, 2009, due to the turbulent economic conditions at that time.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation policies and programs adopted and applied by Quanex Building Products to its named executive officers with respect to the period from November 1, 2008 to October 31, 2009.
Compensation Philosophy
Our objective is to be a consistently high performing growth company. Our compensation plan and pay strategy specifically focus on and are intended to influence the profit margins of our businesses, cash flow generation, returns to stockholders, and efficient management of our operations as measured by returns on capital. These business drivers allow us to meet our objective and maintain a results-oriented culture. We will review the performance measures annually to make sure they are still relevant to our strategy. We design our incentive compensation plan to reward participants for their performance in these areas.
The executive compensation strategy is designed to support our objective of being a consistently high performing growth company. Our compensation plans are tailored to attract, retain, and motivate top tier executives in a manner that is both competitive with the market and appropriate to our shareholders.
The guiding principles are as follows:
•	Provide a competitive total package taking into account the base salary, incentives, benefits, and perquisite opportunities for each executive.
•	Target base salaries at the market median taking into consideration the executive’s leadership abilities, scope of responsibilities, experience and individual performance achievements.
•	Design incentives to motivate executives to focus their attention and efforts on achieving goals related to creating long term shareholder value:
•	Annual incentives target the market median for annual business performance that meets expected levels. Payout ranges are established to reflect performance that may fall short or exceed expectations.
•
Long-term incentives are designed to reward executives for achievement of long term goals and creation of shareholder value. The long-term incentives are intended to provide the opportunity to earn market 75th percentile when performance warrants.

•	Provide executives with appropriate executive benefits and perquisites that facilitate the attraction and retention of top tier talent and enables the company to be an employer of choice.
•	Focus the total compensation mix primarily on “pay for performance” and alignment with shareholder value creation — shareholders win — executives win.
•	Require executives to maintain equity ownership.
The Company employs various programs for achieving the above objectives. These programs are discussed in more detail beginning under the section titled “Program Overview”.
Compensation Consultant
The Compensation Committee engaged Cogent Compensation Partners (“Cogent”) to help with its responsibilities. Cogent, an executive compensation consulting firm, is an independent consultant to the Compensation Committee assisting with the design and administration of our executive compensation program and to the Nominating and Corporate Governance Committee assisting with director compensation programs.

Timing of Certain Committee Actions
Salaries for each executive are reviewed and adjusted on an annual basis at a meeting of the Compensation Committee each December. Salary adjustments are based on the individual’s experience and background, performance during the prior year, the general movement of salaries in the marketplace, and our financial results.
Stock options and restricted stock awards are determined and awarded by the Compensation Committee generally at its regularly scheduled meeting each December. The timing of the Compensation Committee’s meeting is coordinated with the regularly scheduled meeting of our Board of Directors. Generally, at this meeting, the Compensation Committee approves awards for all equity participants, executive and non-executive. Exceptions to this practice may be in cases of new hires or promotions.
Performance awards, both annual and long-term, are also determined at the Compensation Committee’s December meeting, as the financial results for the previous fiscal year are concluded at this time and the annual operating plan is reviewed by our Board of Directors at its December meeting.
Role of Executives in Establishing Compensation
Our Chief Executive Officer is the only executive who works with the Compensation Committee and compensation consultant in establishing compensation levels and performance targets. Our Chief Executive Officer is responsible for reviewing the compensation and performance of the other executive officers. Therefore, he makes recommendations to the Compensation Committee regarding adjustments in compensation to such executive officers. The Compensation Committee considers the Chief Executive Officer’s recommendations along with the committee’s own evaluation of the individual and business performance and the market data provided by its compensation consultant. In making his recommendations, the Chief Executive Officer relies upon his evaluation of his direct reports’ performance and competitive compensation information. The Chief Executive Officer does not recommend his own compensation. The Compensation Committee determines the Chief Executive Officer’s salary and incentive awards based upon an assessment of individual and company performance as well as market data provided by the compensation consultant.
The Chief Executive Officer recommends Annual Incentive Awards (AIA) performance goals to the Compensation Committee. The Chief Executive Officer, with input from the compensation consultant, recommends performance goals for long-term incentive awards that are properly aligned with the business goals and compensation strategy. The target award values for both annual and long-term incentives are independently recommended by the compensation consultant to the Compensation Committee. The Compensation Committee approves these target award levels annually based on its knowledge of the business, our compensation strategy, and the competitive market.
Our Senior Vice-President — General Counsel and Secretary serves as the liaison to the Compensation Committee and interfaces with the compensation consultant to carry out the duties of the Compensation Committee and Governance Committee.

Competitive Positioning
Every year the Compensation Committee examines the level of competitiveness and overall effectiveness of our executive compensation program. During fiscal 2008, the Compensation Committee’s independent compensation consultant recommended the adoption of and assisted with the development of a Reference Group comprised of 32 direct and related industry comparator companies. The compensation consultant observed that the competitive market for companies in the building products market was significantly fragmented in terms of size of organizations, and the public versus private ownership of companies. These factors make meaningful comparisons to compensation difficult. The use of a larger Reference Group is intended to provide more statistically valid comparisons with less volatility from year to year. Generally, each Reference Group company was selected based on its similarity in size, complexity, revenue and market capitalization to Quanex Building Products. Companies not considered direct industry peers were selected on these same criteria, in addition to other factors such as risk profile, asset intensity, margins, and industrial application of the primary business. The 32 companies that were selected for our Reference Group include:

Actuant Corp.	Eagle Materials Inc.*	Louisiana-Pacific Corp.*
Albany International Corp.	Encore Wire Corp.	NCI Building Systems Inc.*
American Woodmark Corp.*	EnPro Industries Inc.	Nordson Corp.
Apogee Enterprises Inc.*	Freightcar America Inc.	Olympic Steel Inc.
Astec Industries Inc.	Gibraltar Industries Inc.*	Simpson Manufacturing Inc.*
Builders Firstsource Inc.*	Griffon Corporation*	Superior Industries International
Castle (A M) & Co.	Global Industries Ltd.	Texas Industries Inc.
CLARCOR Inc.	Graco Inc.	Titan International Inc.
Compass Minerals International Inc.	Greenbrier Companies Inc.	Trex Company, Inc.*
Drew Industries Inc.*	H&E Equipment Services Inc.	Wabash National Corp.
	Headwaters Inc.	Watts Water Technologies Inc.

*
The eleven companies in the Reference Group identified by the asterisk are those we consider more traditional peers (i.e., Industry Reference Group). These companies are used by the Compensation Committee to evaluate Company performance as they tend to best reflect the operational and financial performance of our industry.

The compensation consultant uses the Reference Group pay information, along with manufacturing and general industry survey data, to develop the appropriate range of compensation for each executive position. The compensation consultant prepares an independent analysis of our key performance indicators such as profitability, growth, capital efficiency, balance sheet strength, and total return to stockholders compared to those companies in our Reference Group identified as Industry Peers. These results are then reported to the Compensation Committee so it has a thorough picture of the competitiveness of pay in the context of our performance compared with that of our peers. We believe that this analysis is essential to understanding the market for executive compensation. While the Compensation Committee uses this analysis to help frame its decisions on compensation, it uses its collective judgment in determining executive pay. The Compensation Committee exercises discretion in making compensation decisions based on the following inputs: its understanding of market conditions, its understanding of competitive pay analysis, recommendations from the CEO regarding his direct reports, the Committee’s overall evaluation of the executive’s performance, and our overall compensation strategy. The Compensation Committee is not bound by the competitive analysis alone but uses its judgment in interpreting the above factors.
Effect of Recent Economic Volatility on Executive Pay
The recent economic volatility has influenced our executive compensation programs. In light of this, we reviewed the continued appropriateness of the performance measures in our incentive plans that reflected the Company’s focus on profitability and cash flow for fiscal year 2009. While those performance measures directly supported the focus of our management efforts in fiscal year 2009, we returned to return on invested capital with a growth modifier for fiscal 2010. At our December 2008 Compensation Committee meeting, we deferred decisions on salary increases for officers. In June 2009, the Compensation and Management Development Committee approved market salary adjustments for the Senior Vice President — General Counsel and Secretary and Vice President - Controller in June 2009. Because of the challenging market environment, in December 2009, our CEO again waived his right to receive a $25,000 base salary increase per his employment offer letter.
We also considered the changes in stock price and its effect on the Company’s long-term incentive grants. The impact of a lower share price generally results in more options and restricted shares being granted to plan participants. We reviewed the resulting number of shares required to meet our long-term incentive target values and determined that number was within a reasonable range and therefore made no changes to our target award values. We expect this to balance out over time.

Program Overview
Our executive compensation program includes base salary, annual cash incentive compensation, long-term incentives and executive benefits. Our long-term incentive program consists of stock option grants, restricted stock grants and performance unit awards. By design, the majority of compensation value available to our executives is considered “at-risk.” That is, the opportunity to earn value is largely dependent on the executive and the Company meeting certain performance goals and creating shareholder value. The amount of pay that is “at-risk” for an executive is directly related to the level of responsibility held by the position. Our highest ranked executive has the most “at-risk” pay as a percentage of total compensation. We set realistic but challenging goals in our annual incentive and performance unit plans. In both cases, if we fail to meet the pre-determined standards, no plan-based compensation is earned by executives.
Under the terms of our AIA and Performance Units, the Compensation Committee may, in its discretion, adjust payouts to executives downward. Because the plans are intended to comply with Internal Revenue Code Section 162(m), no upward discretion in determining payouts is permitted.
We evaluate the various components of compensation annually relative to the competitive market for prevalence and value. By setting each of the elements against the competitive market within the parameters of our compensation strategy, the relative weighting of each element of our total pay mix varies by individual. We do not set fixed percentages for each element of compensation. The mix may also change over time as the competitive market moves or other market conditions which affect us change.
We do not have and do not anticipate establishing any policies for allocating between long-term and currently paid compensation, or between cash and non cash compensation. We have a process of assessing the appropriate allocation between these elements of compensation on a periodic basis and adjusting our position based on market conditions and our business strategy.
We implemented a policy to enable the Board, in its judgment and to the extent permitted by governing law, to require reimbursement of any cash bonus paid to executives where (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, and (b) a lower payment would have been made to the executive(s) based on the restated financial results. In each such instance, the Company may seek to recover that portion of the affected executive(s)’ annual and/or long term incentive bonus payments that is higher than the payment would have originally been. No reimbursement will be required if such material restatement was caused by or resulted from any change in accounting policy or rules.
Base Salary
Purpose: This element is intended to compensate executives for their qualifications and the value of their job in the competitive market.
Competitive Positioning: We have set the market median reported to us by our compensation consultant as our strategic target for base salary. This helps keep us competitive without contributing to excessive increases in this foundational element of compensation. We review each executive’s salary and performance every year to determine whether his/her base salary should be adjusted. Along with individual performance, we also consider movement of salary in the market, as well as our financial results from the prior year to determine appropriate salary adjustments.
While the Compensation Committee applies general compensation concepts when determining competitiveness of our executives’ salaries, the Compensation Committee considers base salaries as being generally competitive when they are within approximately 10% of the stated market target (in this case, the market 50th percentile). In the most recent analysis using our new reference group plus general industry data, the salaries for our executives ranged from 91% to 102% of the market 50th percentile.

Changes for Fiscal 2010: The Compensation Committee at its December 2009 meeting approved base salary increases of 2.5% to 5% for the officers. In light of the current market environment, the CEO again waived his right to receive a $25,000 base salary increase per his employment offer.
Set forth below are the current annual base salaries currently in effect for (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) the three most highly compensated executive officers:

Name and Principal Position	Annual Base Salary ($)
David D. Petratis	700,000
Chairman, President and CEO
Brent L. Korb	341,250
Senior Vice President — Finance and CFO
Kevin P. Delaney	287,922
Senior Vice President — General Counsel and Secretary
Jairaj T. Chetnani	205,000
Vice President — Treasurer
Deborah M. Gadin Vice President — Controller	185,606
Annual Incentive Awards
Purpose: This element of compensation is intended to reward executives for the achievement of annual goals related to key business drivers. It is also intended to communicate to executives the key business goals of the Company from year to year.
Competitive Positioning: The Company’s stated strategy is to target the market median for annual incentives for performance that meets expected levels. We have established the range of possible payouts under the plan so that our competitive position could be above or below our stated strategy based on performance outcomes. When reviewing the competitiveness of total cash compensation (salary plus bonus), the range is significantly wider since practices in the market vary considerably. We set our AIA opportunities so that when superior performance is achieved, the executive has the opportunity to earn compensation near the market’s upper quartile. This opportunity is only realized when our performance significantly exceeds the performance goals we have set. Our most recent analysis showed all but one of our executives to be in a range of 75% to 96% of the market median on total cash compensation.
Plan Mechanics and Measures: The Omnibus Plan serves as the governing plan document for our AIA. The AIA is a goal attainment incentive plan design which rewards executives based on the achievement of pre-set, objective performance measures. Performance against these measures is used to determine the amount of annual incentive compensation to be awarded to each executive officer. We believe this design is appropriate for the Company.
Fiscal 2009: In establishing the goals for fiscal 2009, we considered the key performance measures for the business given the current market environment. Specifically, we believed that maintaining focus on earnings and cash flow would be essential to success in 2009. For this reason, the Compensation Committee adopted performance measures for the AIA consisting of Earnings Before Interest, Taxes, Depreciation, and Amortization (or “EBITDA”), weighted 67%, and Modified Free Cash Flow, weighted 33%. The Company set the goals for each performance measure based on the forecasted results of the operating divisions, and the projected market for building products.
The targets (in thousands) are shown in the table below:

Goal	Threshold	Target	Maximum	Actual Results
EBITDA	$57,328	$71,478	$104,932	$47,178
Modified Free Cash Flow	$30,339	$44,489	$77,943	$67,039

We set the target performance goals at a level that represents a reasonable chance of achievement based on the forecasted performance of the divisions. The target performance level is driven from our business budgeting process, which uses a number of assumptions about the state of our markets and material commodity prices to determine our relative financial performance (including expected sales, expected expenses and other factors). We recognize the volatility in the market through establishing a range of outcomes around the target. For AIA purposes, Modified Free Cash Flow is defined as EBITDA plus change in conversion capital (accounts receivable, inventory and accounts payable) less capital expenditures. The intent of the Modified Free Cash Flow measure is to focus attention on those cash flow related items that are most directly impacted by management decisions. In light of the uncertainty from the financial meltdown in the fall of 2008 it was determined at the start of the 2009 fiscal year that increasing our cash balance throughout the year would be imperative. The target Modified Free Cash Flow performance goals were set at a level that would require working capital reductions below historical lows. Our performance against these pre-established goals determines the potential payout to executives within a range from threshold to maximum as described below.
Target Award Levels: Based on competitive market practices for annual incentives, and our compensation strategy, we set a target award opportunity for each of our executives. This is the amount of incentive compensation the executive can earn when performance meets expected results, or “target.” The target award is expressed as a percentage of base salary for each participant.
The table below reflects the payout percentage of an executive’s base salary at the threshold, target and maximum levels of performance.
Potential AIA Payout
Expressed as a % of Salary

Participant	Threshold	Target	Maximum
CEO	25.00%	100.00%	200.00%
SVPs	18.75%	75.00%	150.00%
VPs	10.00%	40.00%	80.00%
Target Performance Levels: The threshold, target and maximum performance goals were established at the December 2008 Compensation and Management Development Committee meeting to correspond with the threshold, target, and maximum award levels. The goals are derived by the annual operating plan process which focuses on changes in revenue and operating income. This process used assumptions about the broad market for building products and the Company’s relative results. Scenarios were developed based on a range of assumptions used to build the budget. We did not perform specific analysis on the probability of achievement given that the market is difficult to predict. Rather we relied on our experience in setting these goals and our objective of setting a reasonably attainable and motivationally meaningful goal.
The target performance levels require achievement of all objectives. The maximum performance levels are set such that all objectives must be meaningfully exceeded. The amount of an executive’s AIA payout in a particular year is calculated by comparing the actual performance against the threshold, target and maximum payout levels established at the start of the year. Actual performance below the threshold level results in no payout, whereas actual performance above the maximum level results in maximum payout. Actual performance between the threshold and maximum levels results in a pro rata payout between either the threshold and target payout or the target and maximum payout based on where the actual results fall.
Fiscal 2009 Payouts: The Company’s performance relative to EBITDA was below the threshold, resulting in no payout for that element, while the Company’s performance relative to Modified Free Cash Flow was between target and maximum, resulting in a payout of 167.4% of target for that performance goal. The calculated weighted payout for both performance goals resulted in a total payout of 55.8% of target.

Based on the Company’s results against pre-established goals, the Compensation and Management Development Committee approved the following bonuses for named executives:
Fiscal 2009 AIA Payouts

	2009 Eligible	AIA	2009 AIA	2009 AIA
Name	Earnings	Target	%	Payout
David D. Petratis	$700,000	100%	55.8%	$390,613
Brent L. Korb	$325,000	75%	41.9%	$136,017
Kevin P. Delaney	$271,625	75%	41.9%	$113,679
Jairaj T. Chetnani	$183,333	40%	22.3%	$40,921
Deborah M. Gadin	$174,250	40%	22.3%	$38,894
In reaching its decision to award bonuses to executive participants in the AIA program, the Compensation and Management Development Committee considered performance against pre-established goals. In addition to the formulaic outcomes, the Committee took into account the Company’s significant performance with respect to other financial and strategic accomplishments during fiscal 2009, including: (1) improved accounts receivable and inventory management, (2) increase in cash on hand from $67 million to $124 million, (3) gain in market share by the Engineered Products Group as measured by our change in sales versus the change in market demand for housing starts and repair and remodeling spend, (4) significant improvements in margins over the course of the year, (5) important marketing and product development initiatives, and (6) one-year total shareholder return above the 70th percentile of our industry peer group.
Fiscal 2010: In establishing the goals for fiscal 2010, we considered the key performance measures for the business given the evolving market environment. Specifically, we believe that focusing on return on invested capital (ROIC), a profit efficiency ratio, will be essential to success in 2010. Motivating executives to achieve goals related to return on invested capital benefits stockholders, as it motivates members of management to profitably and efficiently employ the capital entrusted to them. For this reason, the Compensation Committee adopted performance measures for the AIA consisting of ROIC with a growth modifier based on relative market share gain. Depending on the relative change in the Engineered Products Group revenue vs. the change in market New Housing Starts and Repair and Remodeling expenditures, the bonus payments could be adjusted within a range of +/- 25% depending on the level of outperformance/underperformance to the underlying market. The growth modifier is intended to balance growth and returns, and reward for market share expansion. The growth modifier will not increase AIA awards above a participant’s existing maximum award opportunity. The Company set the goals for each performance measure based on the forecasted results of the operating divisions and the projected market for building products.
Long-Term Incentive Compensation
Purpose: We have a long-term incentive program designed to help align the interests of executive management with shareholders and reward executives for the achievement of long-term goals. Long-term incentives are also critical to the retention of key employees and provide executives an opportunity for personal capital accumulation. For these reasons we have placed more value on the long-term incentive element of compensation than on other elements. The result is that this element of compensation represents at least half of the named executive officers’ total direct compensation.
Competitive Positioning: For long-term incentives, we target the opportunity to earn the market’s 75th percentile when performance warrants. When reviewing the position versus the market, we found that the executives’ competitive positioning ranges from 45% to 107% of the market’s 75th percentile. We believe the wide range of competitiveness in our executive group is due to widely varying practices among reference group companies.
Participation: Participation in the program includes the corporate executives and the key contributors in our divisions and is determined based on competitive practices as well as our assessment of which positions contribute to long-term value creation. Participation in the stock option and restricted stock award program extends through the organization to include key divisional employees and corporate staff.

Target Award Levels: The CEO’s total long-term incentive value was established based on our compensation goal of providing the opportunity to earn 75th percentile long-term incentive compensation value when performance warrants. It represents more than 50% of the CEO’s total direct compensation. When establishing appropriate targets for other named executive officers, we also targeted approximately the 75th percentile of the competitive market. The long-term incentive award values for the other named executive officers represent relatively less as a percentage of total direct compensation, reflecting the officers’ responsibilities and ability to influence shareholder returns. From year to year, the CEO may recommend adjustments to the value of long-term incentives awarded to the other executive officers, based on his assessment of their individual contribution.
The following table sets forth the target award levels for long-term incentives of each of our named executive officers:
Long-Term Incentive
Target Award Levels

Current Long-Term
Incentive Target
Multiple of Base
Title	Salary
Chairman, President and CEO	300%
Senior Vice President — Finance and CFO	200%
Senior Vice President — General Counsel and Secretary	200%
Vice Presidents	70%
Vehicles and Goals: The Company’s program consists of a combination of stock options, performance units and restricted stock. The allocation between the long-term incentive vehicles is determined by the Compensation Committee based on the market information provided by its compensation consultant and input from senior management as to the key business drivers that allow us to maintain a results-oriented culture. The Omnibus Plan does not provide for any specific subjective individual performance component in determining the ultimate value of the award. Following is a description of each vehicle type and related performance goals.
Stock Options
Options to purchase company stock comprise approximately half of our long-term incentive target value and provide executives the opportunity to share in the increase in share value over time. They provide an element of compensation that varies along with changes in share price over time. These awards also offer our executives the opportunity to accumulate value (if the Company’s stock appreciates) since the growth in value occurs over a long period of time (up to 10 years), and gains from that growth are not taxed until such time as the options are exercised. Since we generally use ratable vesting over three years for each award, stock options serve a meaningful role in the retention of our key employees.
The Compensation Committee’s decisions related to executive stock option grants are made each December. In order to determine the number of stock options to be awarded to an executive, the Compensation Committee takes approximately half of the executive’s total long-term incentive target award value and divides it by the Black-Scholes value of an option to purchase our common stock. This strategy allows for an appropriate balance between our growth strategy and risk profile, and also provides an appropriate balance for accounting purposes and stock ownership dilution. Our stock options are granted at the fair market value closing price on the date of grant, have a term of ten years, and generally ratably vest over a three-year period.

Performance Units
Beginning in fiscal 2009, we awarded performance units to our executives. Performance units are payable in cash and are intended to motivate executives to achieve preset goals that are in line with critical business drivers. These awards also provide incentive for executives to outperform peer companies as measured by relative shareholder return.
Performance unit awards are granted in December and comprise approximately 25% of our executives’ total long-term incentive grant value. Setting this percentage of long-term value on performance units helps bridge the line of sight for executives between annual accomplishments and long-term value creation. The performance measures are chosen to provide incentive for executives to focus on those things which we believe are closely linked to the creation of stockholder value over time. We set target award values each year. These target values are used to calculate the number of units granted to each executive. The final value of each unit is not determined until the end of a three-year performance cycle. That final unit value is dependent on our performance against preset goals. If the threshold level of performance is not met, no cash payout will occur. However, if maximum performance goals are met or exceeded, then the value of each unit could reach 200% of the target value.
Measures used for the performance units include Earnings Per Share Growth (or EPS Growth) and Relative Total Stockholder Return (or Relative TSR). Each goal is weighted 50% of the total performance unit award.
We use the above approach to accomplish three things: (1) to provide line of sight to performance measures that influence stock price performance, (2) to mitigate the short-term effects of stock price volatility and (3) to measure our performance relative to our peer group, which provides meaningful context to judge our performance in the market.
Restricted Stock
We grant restricted stock awards to executives as another form of long-term compensation. The number of restricted stock awards we typically grant is determined by taking 25% of the participant’s long-term incentive value and dividing it by the current stock price at the time of the award. We chose 25% of the total value because it provides meaningful retentive value to our key executives, helps smooth out market volatility and is reasonably cost efficient. The restricted stock awards typically vest three years after the award is granted, so long as the participant remains employed by us. We believe restricted stock awards are an effective long-term compensation vehicle through which key employees can be retained, especially through volatile periods in the market.
Fiscal 2009 Long-Term Incentive Grants
The number of long-term incentive awards granted was determined by: (1) taking 50% of the participant’s target award value and dividing it by the calculated Black-Scholes value of a Quanex Building Products stock option to determine the number of options, (2) taking 25% of the participant’s target award value and dividing it by the 10-day average closing stock price between November 3, 2008, and November 14, 2008, to determine the number of restricted stock awards and (3) taking 25% of the participant’s target award value and dividing it by $100 (target unit value), to determine the number of performance units. Both equity grant calculations apply an average stock price based on the first 10 trading days in November 2008. For more information related to long-term incentive awards granted during fiscal 2009, please see the table entitled “Grants of Plan Based Awards”, located on page 32.
Fiscal 2010 Long-Term Incentive Grants
At the Compensation Committee’s December 2009 meeting, executives were granted a combination of stock options, performance units and restricted stock awards based on the allocations discussed above.

The performance unit measures and goals include EPS Growth and Relative TSR, each weighted 50%. EPS Growth is measured as the cumulative value of EPS over the three-year performance period, and Relative TSR is expressed as the stock price appreciation plus dividends reinvested relative to appreciation of our peer group. Relative TSR is determined by calculating the change in the value of our stock plus the value of dividends and comparing that value with that of our peer group. This measure is considered by the Compensation Committee to be a meaningful way to assess our performance in terms of generating investment returns for stockholders. We use this measure relative to our peers over a three-year period as it gives a good indication of management’s ability to generate these returns compared to other companies in a similar market condition. Stock price performance is not captured in our audited financial statements. Our performance against these pre-established goals determines the potential payout to executives within a range from threshold to maximum, as set forth below.

		3-Yr. Cumulative
	Relative Total Shareholder	EPS Growth	Performance Unit Value
Milestones	Return Percentile	Percent	R-TSR	EPS	Total
Maximum	75%	100%	$100.00	$100.00	$200.00
Target	60%	75%	$50.00	$50.00	$100.00
Threshold	40%	50%	$37.50	$37.50	$75.00
The reader is cautioned that the foregoing goals are not intended to and do not reflect guidance by or expectations of the Company as to actual results. These goals are part of an overall compensation program designed, among other things, to align executive compensation with the market’s reasonable expectations of performance and shareholder returns. Because of the low base year upon which the growth rates are established, the Company agreed to use growth targets of 50%, 75%, and 100%, which are higher than historical target levels. These goals are consistent with the Company’s planning process. The Company expects to revisit these goals annually as earnings normalize.
Executive Benefits
Purpose: The role of executive benefits is to provide financial security, enhanced employee welfare, and competitive packages that are meaningful in the markets for which we compete for executive talent. These programs provide meaningful and competitive post retirement income, and in some cases, our plans replace benefits that would otherwise be lost because of plan limits imposed by the Internal Revenue Code.
Competitive Positioning: Our strategy with respect to executive benefits is to provide a meaningful benefit to executives at a cost that is efficient and our desired competitive positioning is the middle of the market. In 2009, Cogent, in conjunction with Mercer, our outside actuary, conducted a total remuneration study which revealed that our indirect benefits were generally in the upper quartile of the reference group, though total remuneration was not materially affected and still within our stated strategy. We provide executives with health and welfare benefits that are consistent with our program for exempt personnel generally. Supplemental retirement and supplemental life benefits are also provided to our officers.
Program Elements:
•
Retirement benefits. Our executives participate in the Company’s defined benefit pension plan, 401(k) defined contribution retirement plan, and supplemental executive retirement plan. Executives also receive company contributions under our 401(k) plan, a 20% match under our deferred compensation plan, a 15% match under our employee stock purchase program (ESPP) and dividends on unvested restricted stock. The Company match for the 401(k), ESPP and deferred compensation plans was temporarily suspended, effective April 1, 2009; however, in January 2010, the Company’s board approved reinstatement of the ESPP and 401(k) matches, effective February 1, 2010.

•
Life insurance benefits. Our executives participate in Company provided life insurance, the amount of which is based on a multiplier of their age and/or income. Our executives also have the opportunity to purchase supplemental life insurance.

•
Perquisites. We provide our executives with certain perquisites which help us compete for executive talent, and in some cases, allow our executives to devote more attention to the business of the Company. These perquisites include financial and tax planning, company provided automobiles, club memberships and gross-up payments equal to taxes payable on certain perquisites. The Compensation Committee eliminated the tax gross-up payments on perquisites, effective December 31, 2009.

Post-Employment Compensation
Severance and change of control benefits also are provided under the employment agreements of our executives, as well as under our incentive plans. These benefits are discussed at greater length in the section entitled “Employment Agreements and Potential Payouts upon Termination or Change in Control.”
Deferred Compensation Plan
The Company has a nonqualified deferred compensation program that gives executives the opportunity to defer income. As with our various other plans and programs, this deferral opportunity is designed to attract and retain key executives.
The deferred compensation program is administered by the Compensation Committee. Before they can participate, eligible employees must first receive recommendation by our senior managers and then final approval by the Compensation Committee. Participants in the program may choose to defer up to 100% of their annual and long-term incentive bonuses. Participants may choose from a variety of investment choices in which to invest their deferrals over the defined deferral period. Until April 1, 2009 when the Company match was temporarily suspended, the plan provided that we match 20% of the annual incentive deferrals invested in a Quanex Building Products common stock denominated account.
Executive Stock Ownership Guidelines
We encourage our executives to own our common stock because we believe such ownership provides strong alignment of interests between executives and stockholders. Our executive stock ownership guidelines provide that different levels of executives are expected to own a specific value of our common stock, expressed as a percentage of salary, within the later of three years of adopting the program or the date the executive assumes his/her role. The chart below shows the guidelines by executive level.

Level	Typical Executive Position	Stock Ownership Goal
1	CEO	4x Base Salary
2	SVP	2x Base Salary
3	VP	1x Base Salary
Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent that over $1 million is paid to certain officers annually, except for qualified performance-based compensation. Our 2009 annual cash bonus program and 2009 performance unit program are intended to qualify as performance-based compensation that is not subject to this 162(m) limitation.
Employment Agreements and Potential Payments Upon Termination or Change in Control
The Company has entered into change in control agreements with its named executive officers. On December 1, 2008, the Company entered into a change in control agreement with Mr. Chetnani. We believe that the change in control agreements help us attract and retain our named executive officers by reducing the personal uncertainty and anxiety that arises from the possibility of a future business combination. During a potential change in control, we do not want executives leaving to pursue other employment out of concern for the security of their jobs or being unable to concentrate on their work. To enable executives to focus on the best interest of our stockholders, we offer change in control agreements that generally provide benefits to executives whose employment terminates in connection with a change in control.
In addition, to attract certain of our named executive officers to accept employment with us, we agreed to provide those officers who previously were employed by Quanex Corporation with severance agreements that will provide them certain of the protections they would have been entitled to if they had remained with Quanex Corporation following the spin-off of Quanex Building Products Corporation from Quanex Corporation in April 2008. The Company also entered into a letter severance arrangement with the new President and CEO, effective July 1, 2008. The Company entered into these arrangements because executives at this level generally require a longer timeframe to find comparable jobs as fewer jobs at this level exist in the market. In addition, executives often have a large percentage of their personal wealth dependent on the status of their employer, given the requirement to hold a multiple of their salary in stock and the fact that a large part of their compensation is stock-based. The amount and type of benefits were based on competitive market practices for executives at this level.

Provisions of the severance agreements and severance letter arrangement require a termination of employment before any benefits are paid. The change in control agreements require both a change in control and a termination of employment before any benefits are paid (a “double trigger”). If an executive officer who is covered by both a change in control agreement and a severance agreement or letter arrangement experiences both a change in control of the Company and a termination of employment, benefits are payable under only the change in control agreement; in no event will the executive be able to receive payment under both the severance agreement or letter arrangement and the change in control agreement.
Severance Agreements of Certain Executives
This section describes the severance agreements entered into by Quanex Building Products with the SVP — Finance and CFO and the SVP — General Counsel and Secretary. As described above, benefits are payable under the severance agreements following a termination of employment that meets certain requirements. A termination of employment that triggers benefits under the severance agreements includes involuntary termination by the Company without cause. “Cause” exists if the executive commits gross negligence or willful misconduct in connection with his employment; an act of fraud, embezzlement or theft in connection with his employment; intentional wrongful damage to our property; intentional wrongful disclosure of our secret processes or confidential information; or an act leading to a conviction of a felony or a misdemeanor involving moral turpitude.
If a named executive officer is entitled to benefits under the severance agreement, the named executive officer will receive the following:
•	Annual base salary and compensation for earned but unused vacation time accrued through the date of termination of employment;

•
Pro rated amount equal to the greater of the executive officer’s (i) target performance bonus for the year of the termination of employment and (ii) performance bonus for the year immediately preceding the year of the termination of employment;

•	Lump sum severance equal to 18 months’ of the executive’s base salary for the fiscal year in which the termination occurs;

•	Continued participation in health and welfare plans and payment of benefit premiums for 18 months; and

•	All other perquisites to which the executive is entitled pursuant to the terms of the agreements providing for such perquisites.
President and CEO Severance Letter Agreement
This section describes the severance letter agreement entered into by Quanex Building Products and David D. Petratis, upon his hire as President and CEO. In the event that employment is terminated by the Board of Directors for any reason other than “Cause”, as defined in the change in control agreement, or a material violation of the Company’s Code of Business Conduct and Ethics, the following benefits would be payable:
•	Base salary continuation for two years (at the rate in effect immediately preceding the date of termination), paid semi-monthly for 24 months;
•	Pro-rated AIA bonus for the year of termination, as determined by the Board of Directors; and
•
Continued participation in health and welfare plans and payment of benefit premiums (i.e., medical, dental, vision, life, disability and any other welfare plans he currently participates in) for 18 months.

Change in Control Agreements
As described above, benefits are payable under the change in control agreements following both (i) termination of the named executive officer’s employment with us and (ii) a change in control of the Company. Each of the following events generally constitutes a change in control of the Company for purposes of the change in control agreements:
•
Any person or entity acquiring or becoming beneficial owner as defined in SEC regulations of 20% or more of (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company;

•	Generally, our current directors ceasing to constitute a majority of our directors;

•
Consummation of a merger, consolidation, or recapitalization (unless the directors continue to represent a majority of the directors on the board, more than 80% of the pre-spin-off ownership survives, and, in the event of a recapitalization, no person owns 20% or more of (i) the then outstanding shares of our common stock or (ii) the combined voting power of our then outstanding voting securities);

•	The stockholders approve a complete liquidation or dissolution of the Company; or

•	The sale, lease or disposal of substantially all of our assets.
Terminations of employment that meet the termination requirement under the change in control agreements will be similar to but broader than those required under the severance agreements. Good reason under the change in control agreements will include (but will not be limited to):
•
the executive is assigned any duties inconsistent with his position; there is a change in his position, authority, duties or responsibilities; he is removed from, or not re-elected or reappointed to, any duties or position he previously held or was assigned or there is a material diminution in such position, authority, duties or responsibilities;

•	the executive’s annual base salary is reduced;

•	the executive’s annual bonus is reduced below a certain amount;

•	the executive’s principal office is relocated outside of the portion of the metropolitan area of the City of Houston, Texas that is located within the highway known as “Beltway 8”;

•	the executive’s benefits are reduced or terminated;

•	any other non-contractual benefits that were provided to the executive or any material fringe benefit is reduced;

•	the executive’s number of paid vacation days is reduced;

•	the executive’s office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) are reduced or moved;

•	the executive is required to perform a majority of his duties outside our principal executive offices for a period of more than 21 consecutive days or for more than 90 days in any calendar year; or

•	any provision of any employment agreement with the executive is breached.

If the executive officer is entitled to benefits under a change in control agreement, the executive officer would receive the following:
•	Annual base salary and compensation for earned but unused vacation time accrued through the date of termination of employment;

•
Pro rated amount equal to the greater of the executive officer’s (i) target performance bonus for the year of the termination of employment and (ii) performance bonus for the year immediately preceding the year of the termination of employment;

•
Lump sum severance equal to three times (for the Chief Executive Officer and Senior Vice Presidents) or two times (for Vice Presidents) the sum of (i) base salary for the year of termination and (ii) the greater of the executive officer’s (x) target performance bonus for the year of the termination of employment and (y) performance bonus for the year immediately preceding the year of the termination of employment;

•	Continued health and welfare benefits for the shorter of (i) three years from the date of termination or (ii) such time as the executive becomes fully employed; and

•	All other perquisites to which the executive is entitled pursuant to the terms of the agreements providing for such perquisites.
If an executive officer is entitled to benefits under a change in control agreement, the following would occur immediately upon the occurrence of a change in control (regardless of whether the named executive officer’s employment is terminated as a result of the change in control):
•	all options to acquire common stock and all stock appreciation rights pertaining to common stock held by the executive immediately prior to a change in control would become fully exercisable; and

•	all restrictions on any restricted common stock granted to the executive prior to the change in control would be removed and the stock would be freely transferable.
As set forth above, a named executive officer is entitled to benefits under either the severance agreement or the change in control agreement; under no circumstances can a named executive officer receive payment under both agreements.

Post-Employment Compensation Table
The following table quantifies the potential payments to named executive officers under the contracts and plans discussed above for various termination scenarios. In each case, the termination is assumed to take place on October 31, 2009. The table shows only the value of the amounts payable for enhanced compensation and benefits in connection with each termination scenario.

									NQ
					Restricted			Health &	Deferred
	Severance	Pro-rated		Options	Stock	Performance		Welfare	Comp.	Retirement		Tax	Total
	Payment	Bonus		(Unvested)(1)	(Unvested)(1)	Units		Benefits(2)	(Unvested)	(SERP)(3)		Gross-Up	Benefit
Name	($)	($)		($)	($)	($)		($)	($)	($)		($)	($)
David D. Petratis Enhanced Retirement(4)	n/a	n/a		n/a	n/a	n/a		n/a	n/a	n/a		n/a	n/a
Death/Disability	—	390,613		1,405,184	555,107	176,667	(5)	—	204,455	5,465,824	(6)	n/a	8,197,850
Involuntary w/o Cause(7)	1,400,000	390,613	(8)	—	—	—		23,367	—	—		n/a	1,813,980
Termination after Change in Control(9)	4,200,000	700,000		1,405,184	1,659,001	176,667		87,022	204,455	729,437		2,292,742	11,454,508
Brent L. Korb Enhanced Retirement(4)	n/a	n/a		n/a	n/a	n/a		n/a	n/a	n/a		n/a	n/a
Death/Disability	—	136,017		435,072	263,056	53,333	(5)	—	—	1,193,817	(6)	n/a	2,081,295
Involuntary w/o Cause(7)	487,500	243,750		—	—	—		17,496	—	—		n/a	748,746
Termination after Change in Control(9)	1,706,250	243,750		435,072	698,890	53,333		39,825	—	684,346		1,126,390	4,987,856
Kevin P. Delaney Enhanced Retirement(4)	n/a	n/a		n/a	n/a	n/a		n/a	n/a	n/a		n/a	n/a
Death/Disability	—	113,679		354,816	288,546	43,333	(5)	—	—	1,233,260	(6)	n/a	2,033,634
Involuntary w/o Cause(7)	421,350	210,675		—	—	—		24,083	—	—		n/a	656,108
Termination after Change in Control(9)	1,474,725	210,675		354,816	649,774	43,333		68,826	—	992,839		—	3,794,988
Jairaj T. Chetnani (10) Enhanced Retirement(4)	n/a	n/a		n/a	n/a	n/a		n/a	n/a	n/a		n/a	n/a
Death/Disability	—	40,921		255,070	38,068	13,333	(5)	—	—	n/a		n/a	347,392
Involuntary w/o Cause	—	—		—	—	—		—	—	—		n/a	—
Termination after Change in Control(9)	560,000	80,000		255,070	124,759	13,333		49,626	—	n/a		253,567	1,336,355
Deborah M. Gadin (10) Enhanced Retirement(4)	n/a	n/a		n/a	n/a	n/a		n/a	n/a	n/a		n/a	n/a
Death/Disability	—	38,894		79,552	67,298	10,000	(5)	—	2,952	n/a		n/a	198,696
Involuntary w/o Cause	—	—		—	—	—		—	—	—		n/a	—
Termination after Change in Control(9)	504,560	72,080		79,552	162,083	10,000		58,402	2,952	n/a		232,965	1,122,594

(1)
Unvested stock options and restricted shares granted under the Quanex Building Products 2008 Omnibus Incentive Plan are forfeited except upon death, disability or termination after a Change in Control.

(2)
Health & Welfare Benefits paid upon involuntary termination without Cause include company paid COBRA premiums. Health & Welfare Benefits paid upon termination after Change in Control includes continuation of all health & welfare benefits.

(3)	See Narrative to “Pension Benefit Table” for further description of SERP.

(4)	Messrs. Petratis, Korb, Delaney, Chetnani and Ms. Gadin have not reached the minimum retirement requirement of 55 years of age and five years of service with the Company as of October 31, 2009.

(5)
Executives are entitled to a pro rata portion of their performance units based on actual performance upon their termination due to death or disability. For purposes of these calculations, it was assumed that actual performance was at the target level.

(6)
These amounts represent the present value of the Retirement Benefit as of October 31, 2009. Retirement Benefit amounts for Messrs. Petratis, Korb and Delaney under the SERP are in the event of disability only.

(7)	These benefits would be provided upon termination by the Company without Cause.

(8)
Mr. Petratis’ pro rata bonus paid upon involuntary termination without Cause absent a Change in Control is determined by the Board of Directors pursuant to his Offer Letter. We assumed the Board of Directors would award Mr. Petratis with his actual 2009 bonus if he was terminated on the last day of the fiscal year.

(9)	These benefits would be provided upon termination by the Company without Cause as well as the Executives’ resignation for Good Reason in connection with a Change in Control.

(10)
Ms. Gadin and Mr. Chetnani do not have Severance Agreements. However, they could be entitled to severance benefits under the Quanex Severance Allowance Policy which is generally available to all employees.

Summary Compensation Table
The following table provides information about the compensation of Quanex Building Products Corporation’s Chief Executive Officer, its Chief Financial Officer, and the three other most highly compensated individuals who were officers during the fiscal year ending October 31, 2009.

							Change in
							Pension Value
							and	All
						Non-Equity	Nonqualified	Other
				Stock	Option	Incentive Plan	Deferred	Compen-
			Bonus	Awards	Awards	Compensation	Compensation	sation
		Salary	(2)	(3)	(3)	(4)	Earnings (5)	(6)	Total
Name and Principal Position	Year (1)	($)	($)	($)	($)	($)	($)	($)	($)
David D. Petratis	2009	700,000	—	467,091	366,712	390,613	243,256	64,938	2,232,610
Chairman of the Board,	2008 QBP	233,333	750,000	113,344	61,785	500,000	47,114	225,093	1,930,669
President and Chief	2008 Pred	—	—	—	—	—	—	—	—
Executive Officer	2007	—	—	—	—	—	—	—	—
Brent L. Korb	2009	325,000	—	193,504	236,669	136,017	104,726	27,753	1,023,669
Senior Vice President -	2008 QBP	109,686	—	38,576	45,327	41,941	22,832	28,604	286,966
Finance & Chief	2008 Pred	82,568	—	153,566	324,839	116,509	—	5,438	682,920
Financial Officer	2007	171,333	—	46,632	62,204	61,662	4,000	22,662	368,493
Kevin P. Delaney	2009	271,625	—	182,385	229,222	113,679	194,388	36,243	1,027,542
Senior Vice President -	2008 QBP	138,447	—	78,660	96,107	52,939	—	24,186	390,339
General Counsel &	2008 Pred	116,932	—	228,283	1,404,394	359,937	—	8,809	2,118,355
Secretary	2007	243,333	—	115,790	167,839	340,302	22,000	33,175	922,439
Jairaj T. Chetnani	2009	183,333	—	19,542	31,601	40,921	6,245	152,708	434,350
Vice President -	2008 QBP	—	—	—	—	—	—	—	—
Treasurer	2008 Pred	—	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—	—
Deborah M. Gadin	2009	174,250	—	49,775	115,126	38,894	20,165	16,876	415,086
Vice President -	2008 QBP	88,496	60,000	16,026	42,574	18,047	—	6,809	231,952
Controller	2008 Pred	62,045	—	—	38,916	29,726	—	1,912	132,599
	2007	130,000	—	—	14,387	51,136	4,171	8,765	208,459

(1)
Quanex Building Products Corporation spun off from Quanex Corporation on April 23, 2008. Compensation for the named executive officers for the period from November 1, 2007 to April 22, 2008 relates to Quanex Corporation, the Company’s predecessor, and is denoted as “2008 Pred”. Compensation in 2008 from Quanex Corporation reflects items specifically resulting from the spin-off transaction. Compensation for the named executive officers for the period from April 23, 2008 to October 31, 2008 relates to Quanex Building Products Corporation and is denoted as “2008 QBP”. Compensation for 2009 relates to Quanex Building Products Corporation while compensation for 2007 relates to Quanex Corporation.

(2)
As an inducement to join the Company, Mr. Petratis was provided with certain sign-on incentives as of his hire date, July 1, 2008. One of said items was a “Make Whole” cash compensation of $750,000 for forfeited equity awards at his previous employer. Ms. Gadin received a retention bonus of $60,000 in 2008 as an incentive to retain her services during the strategic review process that resulted in the Company’s spin-off from Quanex Corporation.

(3)
These columns show respectively, the expense dollar amounts for restricted stock and stock options recognized for financial statement reporting purposes with respect to fiscal years 2009, 2008 and 2007 in accordance with FAS 123(R). The stock-based compensation expense prior to the spin-off on April 23, 2008 was driven by stock awards issued by the Company’s predecessor, Quanex Corporation, and includes amounts for restricted stock and stock option grants in and prior to fiscal 2007. All predecessor unvested stock options and restricted shares vested as set forth in the various agreements that effected the spin-off and merger transactions that closed on April 23, 2008. Accordingly, these predecessor stock awards were effectively modified for financial reporting purposes pursuant to FAS 123(R) resulting in incremental fair value and expense. The following incremental compensation expense from this modification is reported in the rows denoted as “2008 Pred” as it relates to the Company’s predecessor:

	Stock	Option
	Awards	Awards
Name	($)	($)

Petratis	—	—
Korb	129,795	307,675
Delaney	186,067	1,345,209
Chetnani	—	—
Gadin	—	32,550
As all predecessor restricted stock and option awards vested or were settled, respectively, prior to the spin-off, compensation expense for the periods beginning after April 23, 2008 (2008 QBP and 2009) reflects expense solely from awards issued by Quanex Building Products Corporation subsequent to April 23, 2008. A discussion of the assumptions used in calculating these values may be found in Note 14 to Quanex Building Products Corporation’s audited financial statements on Form 10-K for the year ended October 31, 2009. Expense is recognized over the course of the requisite service period unless the individual is eligible to retire prior to the end of the vesting period and the terms of the award allows vesting upon retirement. None of the named executive officers are retirement eligible.
These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that may be recognized by named executive officers. For information regarding the restricted stock and option awards granted in fiscal 2009, please see the “Grants of Plan-Based Awards” table located on page 32.

(4)
“2009” amounts represent payments made in December 2009 for performance from November 1, 2008 to October 31, 2009 for Annual Incentive Awards (AIA). “2008 QBP” amounts represent payments made in December 2008 for performance from April 23, 2008 to October 31, 2008 for AIA. “2008 Pred” amounts consist of (a) AIA payments made in April 2008 for goals from November 1, 2008 to April 23, 2008, and (b) amounts paid out in April 2008 with respect to Performance Units granted in December 2005 and December 2006. These Performance Units were paid out in cash at target level pursuant to the Quanex Corporation / Quanex Building Products separation related agreements. Fiscal year 2007 amounts consist of (a) AIA payments for fiscal 2007 performance made in December 2007, and (b) amounts paid out in December 2007 with respect to Performance Units granted in December 2004. These Performance Units were paid out in cash based on Quanex Corporation’s performance over the three-year period ended October 31, 2007.

The AIA and Performance Unit payouts also include the dollar value of the portion of the amounts deferred under the Quanex Building Products Corporation or Quanex Corporation Deferred Compensation (“DC”) Plan, as applicable. Under the terms of each DC Plan, participants may elect to defer a portion of their incentive bonus to a mix of cash, or notional common stock units or investment accounts.

The amounts paid for the AIA and Performance Units, along with the respective deferred amounts, are as follows:

		Annual Incentive Awards		Performance Unit Payout
		Total	Deferred	Total	Deferred
Name	Year	($)	($)	($)	($)

Petratis	2009	390,613	—	—	—
	2008 QBP	500,000	500,000	—	—
	2008 Pred	—	—	—	—
	2007	—	—	—	—
Korb	2009	136,017	—	—	—
	2008 QBP	41,941	—	—	—
	2008 Pred	66,509	—	50,000	—
	2007	61,662	15,416	—	—
Delaney	2009	113,679	—	—	—
	2008 QBP	52,939	—	—	—
	2008 Pred	176,604	—	183,333	—
	2007	164,202	—	176,100	—
Chetnani	2009	40,921	40,921	—	—
	2008 QBP	—	—	—	—
	2008 Pred	—	—	—	—
	2007	—	—	—	—
Gadin	2009	38,894	—	—	—
	2008 QBP	18,047	7,219	—	—
	2008 Pred	29,726	—	—	—
	2007	51,136	20,454	—	—
Amounts reflected above as “2009” and “2008 QBP” were deferred under the Quanex Building Products Corporation DC Plan, while the amounts reflected as “2008 Pred” or “2007” were deferred under the Quanex Corporation DC Plan. Please see the “Compensation Discussion and Analysis” for a detailed discussion of the performance measures and related outcomes for payments of the awards.

(5)
The amounts in this column represent the change in actuarial present value of each individual’s accumulated benefit under all defined benefit pension plans. The change in pension value reflects the difference in the present value of accumulated benefits determined as of the end of the current reporting period compared to the end of the previous reporting period. For instance the change for fiscal 2009 would represent the difference between the value at October 31, 2009 and October 31, 2008. The key assumptions used to calculate the change in value are shown with the “Pension Benefits Table”. Negative changes in pension value for a fiscal year can not be included in the Summary Compensation Table. Changes in pension value for certain individuals were negative for fiscal 2008; these negative amounts are follows:

		Change in Pension Value
		and Nonqualified Deferred
		Compensation Earnings
Name	Year	($)
Delaney	2008 QBP	(2,714)
	2008 Pred	(2,487)
Gadin	2008 QBP	(792)
	2008 Pred	(726)
No named executive officer received preferential or above-market earnings on deferred compensation.

(6)
The named executives receive various perquisites provided by or paid for by the Company. These perquisites can include life insurance, financial planning, personal use of automobiles, memberships in social and professional clubs, relocation reimbursement and gross-up payments equal to taxes payable on certain perquisites. Also included are the Company’s contributions under its 401(k) plan, a 20% match under its DC plan, a 15% match under its Employee Stock Purchase Program (ESPP), and dividends on unvested restricted stock. The Company temporarily suspended its matching contributions on its 401(k) plan, DC plan and under its ESPP effective April 1, 2009; however, the Board reinstated matching contributions on the 401(k) plan and ESPP effective February 1, 2010. In 2009, the Compensation Committee eliminated the tax gross-up payments on perquisites, effective December 31, 2009. The amounts reported in Other Annual Compensation for the named executives are:

All Other Compensation

						Life
						Insurance
						> $50,000		Relo-	Settle-		Deferred		Unvested
					Annual	&		cation	ment of		Compen-	ESPP	Re-
		Life			Club	Financial		Tax	Unused		sation	15%	stricted
		Insurance	Financial	Auto-	Member-	Planning	Relo-	Gross-	Vaca-	401K	Plan	Stock	Stock
		> $50,000	Planning	mobile	Ship	Gross-Up	cation	Up	tion	Match	Match	Match	Dividends	Total
	Year	($)	($)	($)	($)	($) (1)	($)	($)	($)	($)	($)	($)	($)	($)

Petratis	2009	12,319	10,000	—	10,820	12,801	135	81	—	4,375	—	270	14,137	64,938
	2008 QBP	5,727	650	—	1,800	3,658	69,230	41,538	—	—	100,000	540	1,950	225,093
	2008 Pred	—	—	—	—	—	—	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—	—	—	—	—	—	—
Korb	2009	1,884	600	11,607	4,567	1,425	—	—	—	2,031	—	—	5,639	27,753
	2008 QBP	1,547	600	9,755	1,132	1,231	—	—	11,877	1,494	—	68	900	28,604
	2008 Pred	—	—	—	—	—	—	—	—	4,256	—	90	1,092	5,438
	2007	507	—	10,601	—	266	—	—	—	5,481	3,083	540	2,184	22,662
Delaney	2009	4,573	2,895	12,642	4,950	4,283	—	—	—	1,656	—	—	5,244	36,243
	2008 QBP	3,218	1,699	11,357	3,298	2,820	—	—	—	—	—	—	1,794	24,186
	2008 Pred	—	—	—	1,295	—	—	—	—	5,750	—	—	1,764	8,809
	2007	3,218	357	12,205	3,924	2,050	—	—	—	5,625	—	—	5,796	33,175
Chetnani	2009	506	2,000	9,929	1,692	1,325	88,074	46,924	—	1,250	—	—	1,008	152,708
	2008 QBP	—	—	—	—	—	—	—	—	—	—	—	—	—
	2008 Pred	—	—	—	—	—	—	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—	—	—	—	—	—	—
Gadin	2009	388	—	10,712	3,112	204	—	—	—	1,062	—	90	1,308	16,876
	2008 QBP	507	—	—	—	152	—	—	—	3,997	1,444	240	469	6,809
	2008 Pred	99	—	—	—	—	—	—	—	1,753	—	60	—	1,912
	2007	297	—	—	—	—	—	—	—	4,017	4,091	360	—	8,765

(1)	The Compensation Committee eliminated the tax gross-up payments on perquisites, effective December 31, 2009.

Grants of Plan-Based Awards
The following table discloses the estimated range of payouts that were possible for the fiscal year 2009 Annual Incentive Awards along with potential estimated range of payouts that will be possible with respect to Performance Units granted in December 2008. The table also shows the actual number of stock options and restricted stock awards granted during fiscal 2009 and their respective grant date fair value.
Grants of Plan-Based Awards

					All Other Stock	All Other Option
					Awards:	Awards: Number	Exercise or	Grant Date	Grant Date
		Estimated Future Payouts Under Non-			Number of	of Securities	Base Price	Fair Value of	Fair Value of
		Equity Incentive Plan Awards (1)			Shares of Stock	Underlying	of Option	Stock	Option
		Threshold	Target	Maximum	or Units (2)	Options (2)	Awards	Awards (3)	Awards (3)
Name	Grant Date	($)	($)	($)	(#)	(#)	($/Sh)	($)	($)

Petratis	2009	572,500	1,230,000	2,460,000	—	—	—	—	—
	12/3/2008	—	—	—	54,900	199,600	$7.83	429,867	604,069
Korb	2009	180,938	403,750	807,500	—	—	—	—	—
	12/3/2008	—	—	—	17,000	61,800	$7.83	133,110	187,032
Delaney	2009	148,430	333,719	667,438	—	—	—	—	—
	12/3/2008	—	—	—	13,800	50,400	$7.83	108,054	152,531
Chetnani	2009	48,333	113,333	226,666	—	—	—	—	—
	12/3/2008	—	—	—	3,700	13,300	$7.83	28,971	40,251
	12/1/2008	—	—	—	4,690	21,875	$7.49	35,128	63,582
Gadin	2009	39,925	99,700	199,400	—	—	—	—	—
	12/3/2008	—	—	—	3,100	11,300	$7.83	24,273	34,198

(1)
The amounts shown reflect possible Annual Incentive Award (AIA) payments under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan for fiscal year 2009, under which the named executive officers were eligible to receive a cash bonus based on a target percentage of base salary. Additionally, these amounts reflect possible Performance Unit payments under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan for Performance Units granted in December 2008 under which the named executive officers are eligible to receive a cash payment three years from the grant date or in December 2011. The amounts actually paid to the named executive officers for 2009 pursuant to this program are reflected in the “Summary Compensation Table” herein.

The following table shows the range of Earnings Before Interest, Taxes, Depreciation, and Amortization (or “EBITDA”), weighted 67%, and Modified Free Cash Flow, weighted 33%, goals set for determining AIA to our executives for fiscal 2009. We set the target performance goals at a level that represents a reasonable chance of achievement based on the forecasted performance of the divisions. The target performance level is driven from our business budgeting process, which uses a number of assumptions about the state of our markets and material commodity prices to determine our relative financial performance (including expected sales, expected expenses and other factors). We recognize the volatility in the market through establishing a range of outcomes around the target. Modified Free Cash Flow is defined for AIA purposes as EBITDA plus change in conversion capital (accounts receivable, inventory and accounts payable) less capital expenditures.

Goal	Threshold	Target	Maximum	Actual Results
	(All Amounts in Thousands)
EBITDA	$57,328	$71,478	$104,932	$47,178
Modified Free Cash Flow	$30,339	$44,489	$77,943	$67,039
Please see the “Compensation Discussion and Analysis” for more information regarding this program, performance units granted thereunder, and the related performance measures.

(2)
The amounts shown reflect grants of restricted stock awards and stock options made under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan. The stock options are granted at fair market value based on the closing share price as of the grant date.

(3)
The fair value shown in this column was calculated in accordance with FAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 14 to Quanex Building Products Corporation’s audited financial statements on Form 10-K for the year ended October 31, 2009.

Outstanding Equity Awards
The following table provides information about the outstanding equity awards held by the named executive officers as of October 31, 2009:
Outstanding Equity Awards at October 31, 2009

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities						Market Value
	Underlying	Underlying				Number of Shares		of Shares or
	Unexercised	Unexercised		Option		or Units of Stock		Units of Stock
	Options	Options		Exercise	Option	That Have Not		That Have
	(#)	(#)		Price	Expiration	Vested		Not Vested (13)
Name	Exercisable	Unexercisable		($)	Date	(#)		($)

Petratis	—	199,600	(1)	7.83	12/3/2018	54,900	(7)	816,363
	33,333	66,667	(2)	15.55	7/1/2018	56,667	(8)	842,638
Korb	—	61,800	(1)	7.83	12/3/2018	17,000	(7)	252,790
	33,333	66,667	(3)	15.32	8/1/2018	30,000	(9)	446,100
Delaney	—	50,400	(1)	7.83	12/3/2018	13,800	(7)	205,206
	34,936	69,873	(4)	15.02	4/23/2018	29,897	(10)	444,568
Chetnani	—	13,300	(1)	7.83	12/3/2018	3,700	(7)	55,019
	—	21,875	(5)	7.49	12/1/2018	4,690	(11)	69,740
Gadin	—	11,300	(1)	7.83	12/3/2018	3,100	(7)	46,097
	14,333	28,667	(6)	16.32	6/16/2018	7,800	(12)	115,986
	3,833	7,667	(4)	15.02	4/23/2018	—		—

(1)
Ms. Gadin and Messrs. Petratis, Korb, Delaney and Chetnani’s stock options vest annually in equal installments over a three-year period. One-third of the stock options vested on December 3, 2009 with the remaining two-thirds vesting in equal installments on December 3, 2010 and December 3, 2011.

(2)
Mr. Petratis’ stock options vest annually in equal installments over a three-year period. One-third of the stock options vested on July 1, 2009 with the remaining two-thirds vesting in equal installments on July 1, 2010 and July 1, 2011.

(3)
Mr. Korb’s stock options vest annually in equal installments over a three-year period. One-third of the stock options vested on August 1, 2009 with the remaining two-thirds vesting in equal installments on August 1, 2010 and August 1, 2011.

(4)
Ms. Gadin and Mr. Delaney’s stock options vest annually in equal installments over a three-year period. One-third of the stock options vested on April 23, 2009 with the remaining two-thirds vesting in equal installments on April 23, 2010 and April 23, 2011.

(5)
Mr. Chetnani’s stock options vest annually in equal installments over a three-year period. One-third of the stock options vested on December 1, 2009 with the remaining two-thirds vesting in equal installments on December 1, 2010 and December 1, 2011.

(6)
Ms. Gadin’s stock options vest annually in equal installments over a three-year period. One-third of the stock options vested on June 16, 2009 with the remaining two-thirds vesting in equal installments on June 16, 2010 and June 16, 2011.

(7)	Ms. Gadin and Messrs. Petratis, Korb, Delaney and Chetnani’s restricted stock awards fully vest on December 3, 2011, three years from the date of grant.

(8)
40,000 of these restricted stock awards fully vest on July 1, 2011, three years from the date of grant. The remaining 16,667 restricted stock awards vest annually in equal installments over the next two years; accordingly one-half of the restricted shares will vest on July 1, 2010 and the remaining will vest on July 1, 2011.

(9)	Mr. Korb’s restricted stock awards fully vest on August 1, 2011, three years from the date of grant.

(10)	Mr. Delaney’s restricted stock awards fully vest on April 23, 2011, three years from the date of grant.

(11)	Mr. Chetnani’s restricted stock awards fully vest on December 1, 2011, three years from the date of grant.

(12)	Ms. Gadin’s restricted stock awards fully vest on June 16, 2011, three years from the date of grant.

(13)
This column shows the total market value of the unvested stock awards as of October 31, 2009, based on the closing price per share of Quanex Building Products Corporation’s stock of $14.87 on October 31, 2009.

Option Exercises and Stock Vested in Fiscal 2009
The following table provides information regarding the value realized by the named executive officers upon the vesting of restricted stock awards during the fiscal year ended October 31, 2009. None of the named executive officers exercised stock options during fiscal 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting (1)
Name	(#)	($)	(#)	($)

Petratis	—	—	8,333	99,829
Korb	—	—	—	—
Delaney	—	—	—	—
Chetnani	—	—	—	—
Gadin	—	—	—	—

(1)	The value realized upon vesting represents the number of shares of stock vesting times closing market price of a share of Quanex Building Products Corporation stock on the vesting date.
Pension Benefits
Our named executive officers are eligible to participate in our Salaried and Nonunion Employee Pension Plan, described below, that is generally available to all our employees. The named executive officers are also eligible to participate in certain plans, also described below, that are only available to a select group of management and highly compensated employees.

Salaried and Nonunion Employee Pension Plan
We have established the Quanex Building Products Salaried and Nonunion Employee Pension Plan (the “Pension Plan”), a noncontributory defined benefit pension plan intended to be a tax-qualified plan under Section 401(a) of the Internal Revenue Code, for the benefit of substantially all of our employees. With some exceptions, an employee is eligible to participate in the Pension Plan once that employee has completed one hour of service for us.
Under the Pension Plan, two main types of benefits are available to participants, depending upon when they began participating in the Quanex Corporation Salaried Employees’ Pension Plan. The employees who participated in that plan on or before December 31, 2006 are generally referred to as “Traditional Participants,” while employees who began participating in that plan after such date are generally referred to as “Cash Balance Participants”. Any employees who did not participate in that plan, but who began participating in the Pension Plan after its adoption, are considered Cash Balance Participants.
Under the Pension Plan, a Traditional Participant will receive a monthly single life annuity, payable following termination of employment at or after age 65, equal to the sum of (i) and (ii), less (iii), where:
(i) is the greater of (x) 1.5% of the Traditional Participant’s average monthly compensation for the five consecutive calendar years that lead to the highest monthly average multiplied by his whole and fractional years of benefit service earned with Quanex Corporation prior to November 1, 1985, or (y) the product of $9.00 and his years of benefit service earned with Quanex Corporation prior to November 1, 1985;
(ii) is the greater of (x) the sum of 1% of the Traditional Member’s average monthly compensation for the five consecutive calendar years that lead to the highest monthly average up to but not in excess of 1/12 of the Traditional Member’s Social Security covered compensation and 1.5% of the Traditional Member’s average monthly compensation for the five consecutive calendar years that lead to the highest monthly average in excess of 1/12 of the Traditional Member’s Social Security covered compensation, the total of which is then multiplied by his whole and fractional years of benefit service earned with Quanex Corporation and us from and after November 1, 1985 or (y) the product of $9.00 and the Traditional Member’s whole and fractional years of benefit service earned with Quanex Corporation and the Company from and after November 1, 1985; and
(iii) is the Traditional Participant’s monthly accrued benefit under any qualified defined benefit plan that was maintained at any time by Quanex Corporation to the extent that the Traditional Participant’s service taken into account for benefit accrual purposes under such other plan is taken into account as benefit service under the Pension Plan.
Traditional Participants are eligible for early retirement benefits when they attain age 55 with five years of service. The early retirement benefit is calculated (x) minus (y), where (x) is the sum of items (i) and (ii) immediately above, reduced by 5/9 of 1% for each of the first 60 months that the early retirement benefit payment commencement date precedes the Traditional Participant’s normal retirement date and further reduced by 5/18 of 1% for each of the months in excess of 60 that the payment commencement date precedes the Traditional Participant’s normal retirement date, and (y) is item (iii) immediately above, but determined as if the Traditional Participant’s benefit under such Quanex Corporation qualified defined benefit plan commences to be paid at the same time as the Pension Plan benefit, using the reduction factors used in connection with such Quanex Corporation qualified defined benefit plan. No current executive officers are presently eligible for retirement benefits under the Pension Plan.
Under the Pension Plan, a Cash Balance Participant receives upon termination of employment with us following at least three years of vesting:
The sum of the notional company contributions accrued under the Pension Plan through the date on which the Cash Balance Participant terminates employment with us, where such contribution generally equals 4% of the Cash Balance Participant’s compensation for the applicable year; plus
The sum of the interest credits on those notional company contributions accrued under the Pension Plan through the date on which the Cash Balance Participant terminates employment with us, where such contribution generally equals the interest rate on the 30-year Treasury security for the fifth month prior to the first day of the applicable year.

For purposes of both Traditional Participants’ benefits and Cash Balance Participants’ benefits, the compensation taken into account under the Pension Plan is generally comprised of salary and bonus compensation for the applicable year. In addition, for purposes of both Traditional Participants’ benefits and Cash Balance Participants’ benefits, actuarial equivalence is determined using (i) the mortality table prescribed by IRS Revenue Ruling 2007-67 and (ii) (x) for lump sum payments, an interest rate equal to the August phase in segment rate as prescribed by the Pension Protection Act of 2006 and (y) for all payment options other than lump sum payments, an interest rate equal to 6% per annum.
Supplemental Employee Retirement Plan
We provide additional retirement benefits to certain of our named executive officers under the Supplemental Employee Retirement Plan (the “SERP”). Eligibility to participate in the SERP is determined by the Board of Directors. Currently, the CEO, the SVP — Finance and CFO, and the SVP - General Counsel and Secretary are the only participants in the SERP.
Under the SERP, an eligible participant receives a monthly single life annuity (or actuarially equivalent optional form of payment) payable at age 65 equal to:
•	2.75% of the highest consecutive 36-month average of salary and bonus compensation from the last 60 months of employment,

•	multiplied by the named executive officer’s years of service (but not in excess of 20 years), and

•	reduced by (i) any benefits payable under the Pension Plan and (ii) 50% of the named executive officer’s Social Security benefits adjusted pro rata for years of service not in excess of 20 years.
The named executive officer is required to remain employed until he or she has accumulated five years of service in order to receive a benefit under the SERP. SERP participants are eligible for early retirement benefits when they attain age 55 with five years of service. The early retirement benefit is calculated based on average compensation and service at early retirement, and reduced by 5% for each year benefit commencement precedes age 65. No current executive officers are presently eligible for retirement benefits under the SERP.
Upon a named executive officer’s termination of employment after a change in control, he or she will be eligible to receive a lump sum payment in lieu of any other benefit payable from the SERP. The lump sum is equal to the present value of the SERP life annuity, which is payable immediately without reduction for early payment, based on the named executive officer’s years of service and compensation at date of termination. The SERP is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.
Restoration Plan
We provide additional retirement benefits to our executive officers who do not participate in the SERP under the Restoration Plan (the “Restoration Plan”). Eligibility to participate in the Restoration Plan is determined by a committee appointed by the Company’s Board of Directors.
Under the Restoration Plan, an eligible participant will receive a lump sum actuarial equivalent of a monthly benefit for life payable at age 65 equal to:
•
the benefit payable to the named executive officer under the Pension Plan if the compensation taken into account under that plan were not capped at the amount required under Section 401(a)(17) of the Internal Revenue Code,

•	reduced by the benefit payable to the named executive officer under the Pension Plan taking into account only the amount of compensation allowed under Section 401(a)(17) of the Internal Revenue Code.

The specific elements of a named executive officer’s compensation taken into account for purposes of the Restoration Plan are the same as those items of compensation taken into account for purposes of the Pension Plan, described above.
The named executive officer must remain employed until he or she has accumulated five years of service in order to receive a benefit under the Restoration Plan. Restoration Plan participants are eligible for early retirement benefits when they attain age 55 with five years of service. The early retirement benefit is the actuarial equivalent of his lump sum benefit under the Restoration Plan, determined as of his or her early retirement date. No current executive officers are presently participants in the Restoration Plan. The Restoration Plan is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.
Historical Benefits Tables
The following table discloses the years of credited service of, present single-sum value of the accrued benefits as of October 31, 2009 for, and payments during fiscal year 2009 for the named executive officers under the SERP, the Pension Plan, and the Restoration Plan. Currently, none of the executives are participants in the Restoration Plan.

		Number of		Payments
		Years		During
		Credited	Present Value of	Last Fiscal
		Service	Accumulated Benefit	Year
Name	Plan Name	(#)	($)	($)

David D. Petratis	SERP (1)	1.33	278,435	—
	Pension Plan (2)	1.33	11,935	—
Brent L. Korb	SERP (1)	5.94	104,925	—
	Pension Plan (2)	5.94	39,168	—
Kevin P. Delaney	SERP (1)	6.28	293,318	—
	Pension Plan (2)	6.28	77,980	—
Jairaj T. Chetnani	Restoration Plan (3)	0.92	—	—
	Pension Plan (2)	0.92	6,245	—
Deborah M. Gadin	Restoration Plan (3)	4.22	—	—
	Pension Plan (2)	4.22	27,685	—

(1)
The SERP provides retirement benefits for certain designated officers in addition to those provided under the Pension Plan. The purpose of the SERP is to supplement those retirement benefits that a Participant may be entitled to receive as a salaried employee of the Company. The SERP pays a retirement benefit to eligible employees following retirement or termination of employment. As noted above, the benefit formula under the SERP equals: 2.75 percent of Final Average Earnings (defined as the highest 36 months of compensation during the last 60 months preceding retirement or termination) multiplied by Years of Service (not in excess of 20 years), less the sum of (1) the Participant’s Pension Plan Benefit, and (2) one-half of the Participant’s Social Security Benefit multiplied by a fraction (which shall not exceed one) the numerator of which is the Participant’s number of years of Service and the denominator of which is 20. The definition of “compensation” under the SERP includes W-2 wages modified by excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, BeneFlex dollars under the Company’s Medical Reimbursement Plan, and restricted stock awards and stock options; and modified further by including elective contributions under a cafeteria plan maintained by the Company that is governed by section 125 of the Code and elective contributions to any plan maintained by the Company that contains a qualified cash or deferred arrangement under section 401(k) of the Code.

Vesting in the SERP is based on 5 Years of Service. Early Retirement under the SERP requires a Participant to attain age 55 with 5 Years of Service. If the Participant retires prior to age 55, the accrued benefit is reduced 5% for each year (and fractional year) that the Participant’s benefit commencement precedes age 65.

Benefits under the SERP are paid under the following options:
•	Single Life Annuity

•	50%, 75%, or 100% Joint & Survivor Annuity

•	10 Year Certain and Life

•	Single Lump Sum

The SERP also pays a death benefit to the designated beneficiary if the Participant has retired or terminated employment, but has not commenced payment. In addition, the SERP pays a Disability Benefit. Should a Participant with six months of service terminate due to disability prior to early retirement, the SERP will pay a Disability Benefit until age 65 equal to 50 percent of the sum of his monthly Earnings in effect at the date of his Disability and the monthly equivalent of the average of his Incentive Awards for the prior three Plan Years, less the sum of (1) the Participant’s Qualified Plan Benefit; (2) the Participant’s Social Security Benefit; (3) the Participant’s benefit under the Company’s group long-term disability insurance plan; (4) the Participant’s benefit under an individual disability policy provided by the Company; and (5) the Participant’s benefit under the Company’s wage continuation policy plan. Benefits payable from the Plan are equal to the actuarial equivalent of the accrued benefit at date of distribution employing the Actuarial Equivalent definition from the Pension Plan. The Company has no policy for granting additional service under this plan.

(2)
The Pension Plan was established to provide retirement income to the Company’s non-union employees. It is an ERISA qualified pension plan. The Pension Plan pays a retirement benefit to eligible Participants equal to 1.5% of the Traditional Member’s Average Monthly Compensation (high 5 consecutive years of Earnings out of the 10 years preceding termination or retirement) times years and fractional years of Benefit Service earned prior to November 1, 1985 plus the sum of 1% of Average Monthly Compensation up to Social Security Covered Compensation and 1.5% of the Traditional Member’s Average Monthly Compensation in excess of Social Security Covered Compensation, the total of which is multiplied by years and fractional years of Benefit Service from, on and after November 1, 1985. Compensation is defined as earned income excluding deferred compensation. Compensation is limited by the compensation limits imposed under the Internal Revenue Code. For Cash Balance Participants, the Pension Plan pays the Account Balance with interest at date of termination. The contribution equals a certain percentage based on location, credited with interest. The Pension Plan pays a Death Benefit prior to retirement to the spouse, or to the estate, if no spouse. The Pension Plan does not provide for a Disability Retirement. The Pension Plan requires 5 Years of Vesting Service for Traditional Plan Participants and 3 Years of Service for Cash Balance Participants. Early Retirement under the Plan requires a Participant to have attained age 55 with 5 Years of Service. None of the named executive officers is currently eligible for an early retirement benefit under this plan. Benefits commencing prior to age 65 are reduced 5/9ths of 1% for each of the first 60 months, and an additional 5/18ths of 1% for each month in excess of 60 that benefits commence prior to age 65. The Company has no policy for granting additional service under this plan.

(3)
The Restoration Plan was established to provide a retirement pay supplement for a select group of management or highly compensated employees so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance. The Restoration Plan pays a retirement benefit in the form of a lump sum to eligible employees following retirement or termination of employment. If a Participant terminates employment, an Actuarial Equivalent lump sum of the Participant’s Pension Plan Benefit that would be payable if the applicable limitation under section 401(a)(17) of the Code for each fiscal year of the Pension Plan commencing on or after November 1, 1994, was not limited (indexed for increases in the cost of living), less the Participant’s Pension Plan Benefit. Early Retirement under the Restoration Plan requires a Participant to have attained age 55 with 5 Years of Service. None of the named executive officers is currently eligible for an early retirement benefit under this plan. The Restoration Plan requires 5 Years of Service for vesting purposes for Traditional Plan Participants, and three years of Service requirement for Cash Balance Participants. In addition, the Plan also pays a death benefit to the designated beneficiary if the Participant has retired or terminated employment, but has not commenced payment. The Restoration Plan does not provide a Disability Benefit. The Company has no policy for granting additional service under this plan. Currently, none of the executives are participants in the Restoration Plan.

The following table discloses contributions, earnings and balances to the named executive officers under the Quanex Building Products Corporation Deferred Compensation Plan (the “DC Plan”) for the fiscal year ending October 31, 2009.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	FY 2009 (1)	in FY 2009 (1)	FY 2009 (2)	Distributions (3)	10/31/2009 (4)
Name	($)	($)	($)	($)	($)

David D. Petratis	500,000	100,000	626,732	—	1,226,732
Brent L. Korb	—	—	(2,502)	(66,935)	—
Kevin P. Delaney	—	—	—	—	—
Jairaj T. Chetnani	—	—	—	—	—
Deborah M. Gadin	7,219	1,444	23,324	—	71,260

(1)
Executive contributions are incentive compensation earned for performance from April 23, 2008 to October 31, 2008 and deferred in December 2008, when they would have otherwise been paid, during fiscal 2009. The registrant contributions are the associated match by Quanex Building Products Corporation for these executive contributions. The Company temporarily suspended its matching contributions on the DC Plan effective April 1, 2009. The full amount shown in the executive contributions and registrant contributions columns for each executive was reported in the Summary Compensation Table.

(2)
Aggregate earnings are not included as compensation in the current Summary Compensation Table, and were not included in the Information Statement attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10, filed April 4, 2008 and effective April 9, 2008, and Quanex Building Products Corporation’s proxy statements for fiscal 2008. This item primarily reflects the change in market value of the deemed common stock held in each participant’s deferred compensation account.

(3)	Distribution reported was made in connection with Mr. Korb’s temporary departure from the Company on June 13, 2008.

(4)
The aggregate balance is as of 10/31/2009, and includes current and previous years’ executive and registrant contributions and the earnings on those contributions, less any withdrawals. The amounts reported in the aggregate balance at October 31, 2009 are reported in the Summary Compensation Table or were previously reported as compensation to the named executive officer in the Summary Compensation Table if such individual was included as a named executive officer in the respective previous years.

Qualified Defined Contribution Plans
Salaried and Nonunion Employee 401(k) Plan
The Salaried and Nonunion Employee 401(k) Plan (the “401(k) Plan”) is a defined contribution plan intended to be a tax-qualified plan under Section 401(a) of the Internal Revenue Code, for the benefit of substantially all of our employees. An employee is eligible to participate in the 401(k) Plan on the later of (i) the date we or our affiliate that employs the employee adopt the 401(k) Plan or (ii) the date the employee completes one hour of service for us.
Participants in the 401(k) Plan may contribute from 1% of compensation per payroll period up to a maximum percentage per payroll period to be determined by the Benefits Committee. In addition, any new participants who do not affirmatively elect otherwise have 3% of their compensation per payroll period automatically contributed to the 401(k) Plan. To the extent permitted by the committee, participants may also make after-tax contributions to the 401(k) Plan.
We have made matching contributions to each participant’s account equal to 50% of the pre-tax contributions the participant makes to the 401(k) Plan up to 5% of the participant’s eligible compensation. The Company temporarily suspended its matching contributions to the 401(k) Plan effective April 1, 2009, and reinstated the matching contributions effective February 1, 2010. We may, at our discretion, make profit-sharing contributions to the participants’ accounts.
Participants will always be 100% vested in their pre-tax and after-tax contributions to the 401(k) Plan. Company matching and profit-sharing contributions vest 20% per year and are 100% vested after five years. In addition, a participant will be 100% vested in all amounts under the 401(k) Plan in the event of (i) disability prior to termination of employment, (ii) retirement or (iii) death prior to termination of employment.
All distributions from the 401(k) Plan will be made in a single lump sum payment.

Stock Purchase Plans
Employee Stock Purchase Plan
The Employee Stock Purchase Plan (the “Stock Purchase Plan”) is designed to provide our eligible employees the opportunity to invest in our common stock through voluntary payroll deductions. In addition, participating employees receive a percentage match from us, thereby encouraging employees to share in our success and to remain in our service. The Stock Purchase Plan is not intended to meet the requirements of Section 423 of the Internal Revenue Code.
The Stock Purchase Plan is administered by Wells Fargo Shareowner Services (the “Bank”), who may be removed at our election.
Regular full time employees of the Company (or any of our subsidiaries with our consent) will be eligible to participate in the Stock Purchase Plan. Participation in the Stock Purchase Plan will be voluntary.
Contributions to the Stock Purchase Plan
Contributions to the Stock Purchase Plan consist of employees’ payroll deductions and an amount from us equal to 15% of those deductions. The Company temporarily suspended its 15% contribution effective April 1, 2008, and reinstated the contribution effective February 1, 2010. The Bank establishes an account under the Stock Purchase Plan as agent for each eligible employee electing to participate in the Stock Purchase Plan and credits the following sources of cash to each employee’s account for the purchase of full and fractional shares of common stock (“Plan Shares”):
•	such employee’s payroll deductions;

•	such employee’s 15% Company contribution;

•	cash dividends received from us on all shares in such employee’s Stock Purchase Plan account at the time a dividend is paid; and

•	cash resulting from the sale of any (i) rights to purchase additional shares of our stock or other securities of ours, or (ii) securities of any other issuer.
Participants generally may not add shares of common stock held in their name to their accounts. All shares are held in the name of the Bank or its nominee as Plan Shares subject to the terms and conditions of the Stock Purchase Plan.
Purchase of Plan Shares
The Bank applies cash credited to each participant’s account to the purchase of full and fractional Plan Shares and credits such Plan Shares to such participants’ accounts. The price at which the Bank is deemed to have acquired Plan Shares for accounts is the average price, excluding brokerage and other costs of purchase, of all Plan Shares purchased by the Bank for all participants in the Stock Purchase Plan during the calendar month. The Bank purchases Plan Shares in negotiated transactions or on any securities exchange where our common stock is traded. The purchases are on terms as to price, delivery and other matters, and are executed through those brokers or dealers, as the Bank may determine.
Stock Certificates
The Bank holds the Plan Shares of all participants in its name or in the name of its nominee evidenced by as many or as few certificates as the Bank determines. No certificates representing Plan Shares purchased for participants’ accounts are issued to any participant unless the participant makes a request in writing or until the participant’s account is terminated and the participant makes the election described below under “Termination and Withdrawal by Participants.” Certificates are not issued for less than 10 shares unless the participant’s account is terminated.
Voting of Plan Shares
The Bank will vote each participant’s Plan Shares as instructed by the participant on a form to be furnished by and returned to the Bank at least five days (or such shorter period as the law may require) before the meeting at which the Plan Shares are to be voted. The Bank will not vote Plan Shares for which no instructions are received.

Assignment or Sale
Except as otherwise described herein, participants cannot sell, pledge, or otherwise assign or transfer their accounts, any interest in their accounts or any cash or Plan Shares credited to their accounts. Any attempt to do so will be void.
Subject to the restrictions set forth below under “Restrictions on Resale,” each participant may request that the Bank sell:
•
all or part of such participant’s Plan Shares at any time, if the participant is employed by us or in connection with a division or subsidiary of ours immediately before we sell or otherwise dispose of that division or subsidiary and after such sale or other disposition the participant is no longer employed by us or our subsidiary; and

•	all or any part of such participant’s Plan Shares at any time after they have been held in the participant’s account for at least one year.
If a participant elects to sell all of his or her Plan Shares, such participant will be deemed to have terminated participation in the Stock Purchase Plan.
Termination and Withdrawal by a Participant
Participants may terminate their participation in the Stock Purchase Plan at any time by giving proper notice. Upon receipt of such notice, unless the participant has made a contrary election in written response to the Bank’s notice relating to such participant’s account, the Bank will send the participant a certificate or certificates representing the full Plan Shares accumulated in the participant’s account and a check for the net proceeds of any fractional share in the participant’s account. After the participant’s withdrawal, the sale by the participant of any shares of common stock issued to the participant upon such withdrawal is subject to the restrictions below under “Restrictions on Resale.” If a participant elects to terminate his or her participation in the Stock Purchase Plan, he or she may not rejoin the Stock Purchase Plan for a period of six months from the date of termination.
Restrictions on Resale
Our officers, directors and affiliates (as defined by the relevant securities laws) are subject to certain restrictions on resale that apply to sales by (i) the Bank on their behalf of shares of common stock pursuant to the Stock Purchase Plan and (ii) the participant, after he or she withdraws from the Stock Purchase Plan, of shares of common stock issued to the participant upon his or her withdrawal from the Stock Purchase Plan.
Nonqualified Defined Benefit and Other Nonqualified Deferred Compensation Plans
Our directors, executive officers, key management and highly compensated employees are eligible to participate in certain non-tax qualified plans described below.
2008 Omnibus Incentive Plan
We recognize the importance of aligning the interests of our directors, officers, and employees with those of our stockholders. This alignment of interests is reflected in the Quanex Building Products Corporation 2008 Omnibus Incentive Plan (the “Omnibus Plan”), which provides those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with us and our affiliates.
The Omnibus Plan provides for the granting of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance stock awards, performance unit awards, annual incentive awards, other stock-based awards and cash-based awards. Certain awards under the Omnibus Plan may be paid in cash or in our common stock. Eligibility will be determined by the Compensation Committee, which has exclusive authority to select the officer and employee participants to whom awards may be granted, and may determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the Omnibus Plan.

Deferred Compensation Plan
We maintain a Deferred Compensation Plan that allows certain highly compensated management personnel and directors to defer all or a portion of their directors’ fees, compensation under the Omnibus Plan and compensation under the Management Incentive Plan (the “MIP”).
Eligibility and Participation
The individuals who are eligible to participate in the Deferred Compensation Plan are all participants in the Omnibus Plan or the MIP, and all of our directors, subject to additional eligibility requirements for participation in the Deferred Compensation Plan as the Compensation Committee may determine from time to time.
Deferral Elections
A participant may elect, during the designated election periods, (1) the percentage of his bonus awarded to him under the MIP (an “Incentive Bonus”) earned during the applicable year to be deferred under the Deferred Compensation Plan; (2) the percentage of his compensation earned under the Omnibus Plan during the applicable year (“Omnibus Compensation”) to be deferred under the Deferred Compensation Plan; (3) the percentage of his director fees earned during the applicable year to be deferred under the Deferred Compensation Plan; (4) the percentage to be deferred in the form of deemed shares of common stock or other investment funds provided under the Deferred Compensation Plan; (5) the length of the period for deferral; and (6) the form of payment at the end of the period for deferral (either a lump sum, or quarterly or annual installment payments over a period of time of not less than three nor more than 20 years). All elections made are irrevocable once they are made for a given plan year, except for the election as to how the distribution is to be made or as otherwise permitted under applicable Internal Revenue Service guidance. That election can be changed if the change is made at least 12 months prior to the end of the deferral period, is not effective for at least 12 months and the scheduled payment is no earlier than five years after the date on which the payment would have otherwise have been made or commenced. If the election of the form of distribution is changed and an event causing distribution occurs within one year, the change in election will be ineffective and the original election will remain in effect.
The deferrals in the form of deemed shares of common stock elected by all participants in any plan year will not be allowed to exceed 3% of the shares of common stock outstanding on the first day of the plan year.
Company Match
If a participant elects to defer a portion of his Incentive Bonus, Omnibus Compensation or director fees under the Deferred Compensation Plan in the form of deemed shares of our common stock for a period of three full years or more, we provide a matching award of additional deemed shares of common stock equal to 20% of the amount deferred, excluding deferrals of long-term incentives, in the form of deemed shares of our common stock; however, the Company temporarily suspended its matching award effective April 1, 2008.
The Participant’s Account
Under the Deferred Compensation Plan, the committee will establish an account for each participant, which we will maintain. The account will reflect the amount of our obligation to the participant at any given time (comprised of the amount of compensation deferred for the participant under the Deferred Compensation Plan, the Company match, and the amount of income credited on each of these amounts). If the participant elects his deferral to be in the form of deemed shares of our common stock, the number of shares credited to his account as common stock will be the number of shares of our common stock that could have been purchased with the dollar amount deferred, without taking into account any brokerage fees, taxes or other expenses that might be incurred in such a transaction, based upon the closing quotation on the NYSE on the date the amount would have been paid had it not been deferred. In addition to the option to hold the account as deemed shares of common stock, the participant may choose from a variety of investment choices.

Dividends And Distributions On Our Common Stock.
When dividends or other distributions are declared and paid on our common stock, those dividends and other distributions will be accrued in a participant’s account based upon the shares of common stock deemed credited to the participant’s account. Such amounts credited to a participant’s account will vest at the same time the underlying deemed shares of common stock vest and will be subject to the same forfeiture restrictions. The dividends or other distributions, whether stock, property, cash or other rights, will be credited to the account as additional deemed shares of our common stock. For this purpose, all dividends and distributions not in the form of deemed shares of our common stock or cash will be valued at the fair market value as determined by the Compensation Committee.
Common Stock Conversion Election
At any time during a period commencing three years prior to the earliest time a participant could retire under the Pension Plan and ending on the participant’s normal retirement date as established under the Pension Plan, the participant will be allowed to elect a retirement date under the Pension Plan and may elect to have all deemed shares of common stock in his account converted to cash and deemed to be invested in the participant’s selected investment options. At any time which is at least three years after deemed common stock is credited to a participant’s account, the participant will be allowed to elect to have such deemed common stock converted to cash and deemed to be invested in the participant’s selected investment options.
Vesting
All deferrals of the Incentive Bonus, Omnibus Compensation and director fees will be 100% vested at all times, except in event of forfeiture as described below. Company matching contributions and dividends will be 100% vested after the earliest of (i) three years after the applicable deemed share of common stock is credited to the participant’s account, (ii) the participant’s death, (iii) the participant’s termination of employment due to disability or (iv) the participant’s retirement.
If the Compensation Committee finds that the participant was discharged by us for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by us that damaged us, for disclosing our trade secrets, or for competing directly or indirectly with us at any time during the first two years following his termination of employment, the entire amount credited to his account, exclusive of the total deferrals of the participant, will be forfeited. Notwithstanding the foregoing, such forfeitures will not apply to a participant discharged during the plan year in which a change of control occurs.
Distributions under the Deferred Compensation Plan
Upon a distribution or withdrawal, the balance of all amounts deemed invested in investment funds and the number of deemed shares of common stock credited to the participant and required to be distributed will be distributed in cash, whether the distribution or withdrawal is in a lump sum or in installments. The value per deemed share of common stock will be calculated based on the closing quotation for our common stock on the NYSE. Distributions will be made with respect to a participant’s interest in the Deferred Compensation Plan upon the expiration of the term of deferral as was previously elected by the participant or upon the participant’s earlier death or disability. A withdrawal may be made by the participant prior to an event causing distribution, in an amount needed to satisfy an emergency, in certain unforeseeable events of hardship beyond the control of the participant, as approved by the Compensation Committee.
The Deferred Compensation Plan will be administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.

COMMON STOCK OWNERSHIP
The following table sets forth, as of January 8, 2010, the number and percentage of beneficial ownership of shares of Common Stock, Restricted Stock Units, shares of Common Stock credited under the Deferred Compensation Plan, and the amount of shares obtainable upon conversion of options exercisable (or exercisable within 60 days) for each current director and nominee for director of the Company, the executive officers named in the compensation table on page 28 of this Proxy Statement, and all officers and directors as a group. Each of the directors and executive officers has sole voting and investment with respect to the securities listed by their name below.

			Common	Common
			Stock	Stock
		Restricted	Credited	Underlying
	Common Stock	Stock	Under	Exercisable
	Owned of Record	Units	DC Plan	Options (1)	Total	Percent

David D. Petratis	152,776	—	82,643	99,866	335,285	*
Brent L. Korb	68,440	—	—	53,933	122,373	*
Kevin P. Delaney	66,361	—	—	51,736	118,097	*
Deborah M. Gadin	13,230	—	3,115	21,932	38,277	*
Jairaj T. Chetnani	10,690	—	2,603	11,724	25,017	*
Donald G. Barger	4,189	6,573	50,945	25,910	87,617	*
Susan F. Davis	25,182	4,300	11,288	25,910	66,680	*
William C. Griffiths	—	1,571	—	5,489	7,060	*
Joseph J. Ross	36,273	6,573	64,727	25,910	133,483	*
Joseph D. Rupp	—	4,300	—	25,910	30,210	*
Richard L. Wellek	4,980	4,300	10,909	25,910	46,099	*
All Officers and Directors as a group	382,121	27,617	226,230	374,230	1,010,198	2.68

*	Less than 1.0%

(1)	Includes options exercisable within 60 days.
Section 16(a) Beneficial Ownership Reporting Compliance
Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s equity securities are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that all such SEC filing requirements were satisfied during the fiscal year ended October 31, 2009.

CORPORATE GOVERNANCE
The Company’s business is managed under the direction of the Board of Directors. The following corporate governance guidelines have been adopted by the Board of Directors as the framework within which directors and management can effectively pursue the Company’s objectives of adding to shareholder value. These guidelines reflect the practices and principles by which the Company operates. The Board periodically reviews and may update these guidelines and other corporate governance matters.
Corporate Governance Guidelines
The Board
1.
The business of Quanex Building Products Corporation (the “Company”) shall be managed by a Board of Directors (the “Board”) who shall exercise all the powers of the Company not reserved to the shareholders by statute, the Certification of Incorporation or the By-Laws of the Company.

2.	The Chief Executive Officer shall be a member of the Board.

3.	The size of the Board, the classification of directors, the term of office, and the process for filling vacancies shall be in accordance with the Company’s Certificate of Incorporation and By-Laws.
Board Committees
4.
The Board shall at all times maintain an Audit Committee, a Nominating & Corporate Governance Committee, and a Compensation & Management Development Committee, which shall operate in accordance with applicable laws, their respective Charters as adopted and amended from time to time by the Board, and the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

5.
The membership of the Audit Committee, the Compensation & Management Development Committee, or the Nominating & Corporate Governance Committee shall meet the independence requirements of applicable laws, the New York Stock Exchange, and if deemed appropriate from time to time, meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

6.	The Board may establish such other committees as it deems appropriate and delegate to such committees such authority permitted by applicable law and the Company’s By-Laws as the Board sees fit.
Board Procedure
7.	At each regular meeting of the Board, the Board shall meet in executive session, where non-management directors meet without management participation.

8.
The Board, in executive session, shall conduct an annual review of the performance of the Chief Executive Officer, taking into account the views and recommendations of the Chairman of the Compensation & Management Development Committee as set forth in the Committee’s Charter.

9.
The Board shall review policies and procedures developed by the Company and reviewed and approved by the Compensation & Management Development Committee, regarding succession to the position of Chief Executive Officer and positions of other corporate officers and key executives in the event of emergency or retirement.

10.
The Board shall conduct an annual Self-Assessment to determine whether it and its committees are functioning effectively. The full Board shall discuss the evaluation to determine what, if any, action could improve Board and Board committee performance.

Board Resources
11.
The Board shall establish methods by which interested parties may communicate directly with the Chairpersons of each Committee or with non-employee directors of the Board as a group and cause such methods to be published.

12.
The Company shall provide each director with complete access to the management of the Company, subject to reasonable notice to the Company and reasonable efforts to avoid disruption to the Company’s management, business and operations.

13.	The Board and Board committees, to the extent set forth in the applicable committee Charter, have the right to consult and retain independent legal and other advisors at the expense of the Company.

14.
The Board or the Company shall establish, or identify and provide access to, appropriate orientation programs, sessions or materials for newly-appointed directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director.

15.	The Board or the Company shall encourage directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies.
Director Qualifications
16.	A majority of the members of the Board must qualify as independent directors in accordance with the applicable rules of the New York Stock Exchange.

17.	A director shall not stand for re-election after reaching 70 years of age.

18.
Directors shall promptly report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee.

19.
A director shall offer to resign from the Board if the Nominating & Corporate Governance Committee concludes that the director (a) no longer meets the Company’s requirements for service on the Board, or (b) has experienced a substantial reduction in responsibilities in full time employment for reasons other than retirement.

20.	No director shall serve as a director, officer or employee of a competitor of the Company.

21.	Non-employee directors shall not serve in a paid consulting role for the Company.

22.
Directors shall advise the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee promptly upon accepting any other public company directorship or any assignment to the Audit Committee or Compensation Committee of the board of directors of any public company of which such director is a member.

23.	Non-employee directors shall serve on the board of no more than three other public companies.

24.
A director who is also an officer of the Company shall not continue serving on the Board upon separation of employment with the Company, except in special instances to facilitate a transition of management.

25.	The Nominating & Corporate Governance Committee shall be responsible for establishing additional qualifications for directors, taking into account the composition and skills of the entire Board.
Director Responsibilities
26.	Directors should exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company in a manner consistent with their fiduciary duties.

27.	Directors are expected to attend all Board meetings and meetings of committees to which they are assigned, and at a minimum, 75 percent of such meetings each year.

28.	Directors are expected to prepare for all meetings of the Board or committees to which they are assigned by reviewing the materials that are sent to all directors in advance of meetings.

29.
Non-employee directors are expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock valued at no less than $100,000, which shares or share equivalents may be accumulated over the first three years of service.

Director Compensation
30.
The Nominating & Corporate Governance Committee shall review and recommend for Board approval the form and amount of non-employee director compensation, including cash, equity-based awards and other director compensation.

31.
In determining non-employee director compensation, the Nominating & Corporate Governance Committee, may consult with appropriate advisers to determine levels of director compensation similar to the compensation of directors of similar companies.

32.	Non-employee directors shall be paid in equity and cash for their services, with a deferral option for fees paid in cash.

33.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, the amount of cash compensation for non-employee directors is as follows: Retainer — $40,000/year paid quarterly; Board meeting fee — $1,250/meeting for telephonic meetings and $1,500/meeting for in-person meetings; Committee meeting fee — $1,250/meeting; Committee chair fees — $10,000/year for Audit and Compensation Committees, and $15,000/year for Governance Committee; and reimbursement for all travel and living expenses associated with meeting attendance.

34.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, new non-employee directors shall receive a one-time non-incentive stock option grant of 5,000 shares on his or her first anniversary of service on the Board.

35.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, on the last business day of each fiscal year, non-employee directors shall receive an annual non-incentive stock option grant of $50,000 in equivalent value.

36.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, on the last business day of each fiscal year, non-employee directors shall receive an annual restricted stock unit award of $25,000 in equivalent value.

37.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, non-employee directors shall not receive any remuneration from the Company other than as set forth in this Director Compensation section of the Corporate Governance Guidelines.

Role of Lead Director
38.	The Chairman of the Nominating & Corporate Governance Committee shall serve as the Lead Director and shall preside at each executive session.
39.	The Lead Director shall be a member of the Executive Committee and shall have the following responsibilities:
a.	Chairing the Board in the absence of the Chairman;
b.	Acting as liaison between the Board and the Chairman, as requested by the Board;

c.	In concert with the Chairman, setting the agenda for board meetings, based on input from directors and the annual meeting plans;

d.	Ensuring that independent directors have adequate opportunity to meet in executive session without management present, and setting the agenda for, and moderating, all such sessions;

e.	Communicating to the Chief Executive Officer, as appropriate, the results of executive sessions among independent directors;

f.	Ensuring that the Board has adequate resources, including full, timely and relevant information, to support its decision making requirements;

g.	Organizing the Board’s evaluation of the Chairman and providing the Chairman with feedback related thereto;

h.
Working with the Chairman to ensure proper committee structure and membership, including the assignment of members and committee chairs, and appropriate succession planning related to members and committee chairs;

i.	Notifying the Chairman of the retention of outside advisors and consultants who report directly to the Board;

j.	Participating in one-on-one discussions with individual directors, as requested by the Nominating & Corporate Governance Committee;

k.	Leading the Board self-assessment process, in conjunction with the Nominating & Corporate Governance Committee;

l.	Working with the Chairman to form Special Committees of the Board, as necessary;

m.	Carrying out other duties as requested by the Board or the Nominating & Corporate Governance Committee.
Officer Responsibilities
40.	The Chief Executive Officer shall serve on the board of no more than one other public company.
41.	Other executive officers shall serve on the board of no more than one other public company.
42.
The Chief Executive Officer is expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock of at least 400% of the value of his/her base salary within three years of serving in said role. Senior officers are expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock of at least 200% of their base salary and officers 100% of their base salary under the same terms.

Amendment and Waiver
43.
The Quanex Corporate Governance Guidelines may be amended, modified, or waived by the Board and waivers of these Guidelines may also be granted by the Nominating & Corporate Governance Committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the New York Stock Exchange.

Communications with the Company
Quanex invites inquiries to the Company and its Board of Directors. Interested persons may contact the appropriate individual or department by choosing one of the options below.
General
Investor Information:
For Investor Relations matters or to obtain a printed copy of the Company Code of Ethics, Corporate Governance Guidelines or charters for the Audit, Compensation and Management Development, and Nominating and Corporate Governance Committees of the Board of Directors, send a request to the Company’s principal address below or inquiry@quanex.com. This material may also be obtained from the Company website at www.quanex.com by following the “Corporate Governance” link.

The Company’s required Securities Exchange Act filings such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports are available free of charge through the Company’s website, as soon as reasonably practicable after they have been filed with or furnished to the Securities and Exchange Commission (“SEC”) pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “1934 Act”). Forms 3, 4 and 5 filed with respect to equity securities under Section 16(a) of the 1934 Act are also available on the Company’s website. All of these materials are located at the “Financial Information” link found on the Company’s website at www.quanex.com. They can also be obtained free of charge upon request to the Company’s principal address below or inquiry@quanex.com.
Communications with the Company’s Board of Directors:
Persons wishing to communicate to the Company’s Board of Directors or a specified individual director may do so by sending them in care of the Chairman of the Board of Directors, at the Company’s principal address below or hotline@quanex.com.
As noted in the Corporate Governance Guidelines, the Chairman of the Nominating and Corporate Governance Committee shall preside at each executive session of non-management directors. Any stockholder wishing to send communications to such presiding director, or non-management directors as a group, may do so by sending them in the care of Chairman, Nominating and Corporate Governance Committee, Quanex Building Products Corporation Board of Directors, at the Company’s principal executive offices.
Hotline
Accounting Issues:
Persons who have concerns or complaints regarding questionable accounting, internal accounting controls or auditing matters may submit them to the Senior Vice President — Finance and Chief Financial Officer at the Company’s principal address or via email at hotline@quanex.com.
Such communications will be kept confidential to the fullest extent possible. If the individual is not satisfied with the response, they may contact the Audit Committee of the Board of Directors of the Company. If concerns or complaints require confidentiality, then this confidentiality will be protected, subject to applicable laws.

Reporting Illegal or Unethical Behavior:
Employees, officers and directors who suspect or know of violations of the Company Code of Business Conduct and Ethics, or illegal or unethical business or workplace conduct by employees, officers or directors have an obligation to report it. If the individuals to whom such information is conveyed are not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the employee, officer or director may contact the Chief Compliance Officer, Chief Financial Officer, Director of Internal Audit, or any corporate officer in person, by telephone, letter to the Company’s principal address or e-mail below. Quanex also encourages persons who are not affiliated with the Company to report any suspected illegal or unethical behavior.

1)	By Letter

Quanex Building Products Corporation 1900 West Loop South, Suite 1500 Houston, Texas 77027

2)	By Telephone

	Direct Telephone Toll Free Telephone Toll Free HOTLINE	(713) 877-5349 (800) 231-8176 (888) 704-8222

3)	By Electronic Mail HOTLINE

hotline@quanex.com
Such communications will be kept confidential to the fullest extent possible. If the individual is not satisfied with the response, he or she may contact the Nominating and Corporate Governance Committee of the Board of Directors of the Company. If concerns or complaints require confidentiality, then this confidentiality will be protected, subject to applicable laws.

COMMITTEES OF THE BOARD OF DIRECTORS
Pursuant to the Company’s Bylaws, the Board of Directors has established several committees, currently consisting of an Audit Committee, a Compensation and Management Development Committee, an Executive Committee and a Nominating and Corporate Governance Committee. During fiscal 2009, the Board of Directors met six times, and five times in executive session, while the Audit Committee met four times, the Compensation and Management Development Committee met five times, and the Nominating and Corporate Governance Committee met three times. The Executive Committee did not meet. All directors attended more than 75% of the combined number of Board meetings and meetings of committees of which they are members. The Company’s Board of Directors holds a meeting immediately following each year’s annual meeting of stockholders. Therefore, members of the Company’s Board of Directors generally attend the Company’s annual meetings of stockholders. All the current members of the Board attended the 2009 stockholders’ meeting.
Audit Committee
The members of the Audit Committee are Messrs. Ross, Wellek and Barger (Chairman), each of whom satisfies the independence requirements of the New York Stock Exchange and meets the definitions of “non-employee director” under Rule 16b-3 of the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986. In addition, Messrs. Ross, Wellek and Barger have each been designated “audit committee financial experts” within the meaning of Item 401(h) of Regulation S-K.
The Audit Committee’s responsibilities to the Board are detailed in the written Audit Committee Charter adopted by the Company’s Board of Directors, which is posted on the Company’s website at www.quanex.com and incorporated in this Proxy Statement by reference. Interested Stockholders may also obtain a copy of the Audit Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled “Communications with the Company”.
Report to Stockholders
We have reviewed and discussed the Company’s audited financial statements for the year ended October 31, 2009, with senior management and with Deloitte & Touche LLP, certified public accountants, the independent auditors and accountants for the Company. In addition, we have reviewed and discussed with senior management the design and effectiveness of the Company’s internal controls over financial reporting and have further reviewed and discussed the opinion and audit of Deloitte & Touche LLP regarding those controls.
We discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 114 with respect to those statements. We have received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and have discussed with Deloitte & Touche LLP its independence in connection with its audit of the Company’s most recent financial statements. We have also reviewed and approved limited non-audit services rendered by Deloitte & Touche LLP and approved all fees paid for audit and non-audit services.
Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009. The Committee also evaluated and selected Deloitte & Touche LLP as independent auditors for fiscal year 2010.

The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall they be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.
Dated December 21, 2009
Audit Committee
Donald G. Barger, Jr., Chairman
Joseph J. Ross
Richard L. Wellek
Audit and Related Fees
The following table reflects fees for professional audit services rendered by Deloitte & Touche LLP for (i) the audit of our financial statements for the year ended October 31, 2009; (ii) the audit of our financial statements and our predecessor company’s annual financial statements for the year October 31, 2008; and (iii) fees billed for other services rendered by Deloitte & Touche LLP during these periods.

	FY 2009	FY 2008
Audit Fees(1)	$1,232,000	$1,892,000
Audit Related Fees(2)	23,000	209,000
Tax Fees(3)	42,000	43,000
Transaction Related Fees (4)	2,000	800,000
All Other Fees	—	—

Total	$1,299,000	$2,944,000

(1)
Audit Fees consist of professional services and related expenses rendered by Deloitte & Touche LLP for the audit of our annual financial statements, audit of internal controls and review of financial statements included in Forms 10-Q and Form 10-K.

(2)
Audit Related Fees include employee benefit audits as well as assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements and are not included in Audit Fees.

(3)	Tax Fees include professional services rendered by Deloitte & Touche LLP for tax return reviews and miscellaneous consulting.

(4)
Transaction Related Fees include fees related to the Company’s Registration Statement on Form 10, transaction stock basis analysis, and transaction-related due diligence services provided by Deloitte & Touche LLP, as a result of the spin-off and merger that occurred in April 2008.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Pursuant to its charter, the Audit Committee of our Board of Directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement between the Company and its independent auditors. Deloitte & Touche LLP’s engagement to conduct the audit of Quanex Building Products Corporation for fiscal 2009 was approved by the Audit Committee on December 3, 2008. Additionally, each permissible audit and non-audit engagement or relationship between the Company and Deloitte & Touche LLP entered into during fiscal 2008 and fiscal 2009 was reviewed and approved by the Audit Committee, as provided in its charter.
We have been advised by Deloitte & Touche LLP that substantially all of the work done in conjunction with its 2009 audit of the Company’s financial statements for the most recently completed fiscal year was performed by full-time employees and partners of Deloitte & Touche LLP. The Audit Committee has determined that the provisions of services rendered for all other fees, as described above, is compatible with maintaining independence of Deloitte & Touche LLP.

Compensation and Management Development Committee
The current members of the Compensation and Management Development Committee are Messrs. Griffiths and Wellek and Ms. Davis (Chairwoman). The Compensation and Management Development Committee’s responsibilities to the Board are detailed in the Compensation and Management Development Committee Charter, which is available on the Company’s website at www.quanex.com and incorporated in this Proxy Statement by reference. Interested Stockholders may also obtain a copy of the Compensation and Management Development Committee Charter, free of charge, by contacting the Company at the address and phone number listed in the section entitled “Communications with the Company”.
During the fiscal year ended October 31, 2009, each of Ms. Davis and Messrs. Griffiths and Wellek satisfied the independence requirements of the New York Stock Exchange and met the definitions of “non-employee director” under Rule 16b-3 under the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986.
Compensation Committee Report
The Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained elsewhere in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended October 31, 2009.
Dated December 2, 2009
Compensation and Management Development Committee
Susan F. Davis, Chairwoman
William C. Griffiths
Richard L. Wellek
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Messrs. Rupp, Wellek and Ross (Chairman) each of whom satisfies the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission.
The Nominating and Corporate Governance Committee’s responsibilities to the Board are detailed in the Nominating and Corporate Governance Committee Charter available on the Company’s website at www.quanex.com and incorporated herein by reference. Interested Stockholders may also obtain a copy of the Nominating and Corporate Governance Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled “Communications with the Company”.
The Nominating and Corporate Governance Committee develops and maintains qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company. The Nominating and Corporate Governance Committee relies on the knowledge and relationships of the Company and its officers and directors, as well as third parties when it deems necessary, to identify and evaluate nominees for director, including nominees recommended by stockholders.
The Company’s Corporate Governance Guidelines set forth age limitations for directors and require that a majority of our directors be independent in accordance with the requirements of the New York Stock Exchange and Securities and Exchange Commission. In addition, the Corporate Governance Guidelines set forth the minimum qualifications for a director and provide that the Nominating and Corporate Governance Committee will be responsible for establishing additional qualifications for directors, taking into account the composition and skills of the entire Board. In general, persons considered for Board positions must have demonstrated leadership capabilities, be of sound mind and high moral character, have no personal or financial interest that would conflict with the interests of the Company, and be willing and able to commit the necessary time for Board and committee service.

The Nominating and Corporate Governance Committee will consider nominees for director recommended by stockholders of the Company, provided such recommendations are addressed to the Chairman of such committee at the Company’s principal executive office and received by the Chairman of such committee not later than the close of business on the 90th day nor earlier than 150 days prior to the first anniversary date of the immediately preceding Annual Meeting. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by the committee or by a stockholder.
Nomination of Directors
The Company’s Amended and Restated Bylaws provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at the meeting. The Company’s Bylaws also provide that a stockholder must give written notice of such stockholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, which must be delivered to or mailed and received at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than 150 days prior to the first anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days later than the anniversary date of the immediately preceding Annual Meeting, the notice must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public. Notwithstanding the foregoing, if an existing director is not standing for re-election to a directorship which is the subject of an election at such meeting or if a vacancy exists as to a directorship which is the subject of an election, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a stockholder may make a nomination with respect to such directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders. If the stockholder proposes to nominate a person for election as a director, the notice must set forth (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Act, rules or regulations), (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (C) a completed and signed questionnaire, representation and agreement as required by the Company’s Amended and Restated Bylaws. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Subject to the exceptions discussed above, written notice of a stockholder’s intent to nominate a person for director at the 2011 Annual Meeting must be given on or before November 27, 2010, and must be given after September 28, 2010.
Dated December 2, 2009
Nominating and Corporate Governance Committee
Joseph J. Ross, Chairman
Joseph D. Rupp
Richard L. Wellek
Executive Committee
The current members of the Executive Committee are Messrs. Ross, Barger and Petratis, who is Chairman. When necessary, this committee acts on behalf of the Board between regularly scheduled meetings of the Board of Directors.

FURTHER INFORMATION
Principal Stockholders
The following table contains information, as of September 30, 2009, regarding the beneficial ownership of each person or entity who is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock. Such information is based upon information provided to the Company by such owners or their required SEC filings.

	Amount and
	Nature of
	Beneficial		Percent
Name and Address	Ownership		(%)
Artisan Partners Limited Partnership, 875 East Wisconsin Avenue, Suite 80, Milwaukee, WI 53202	3,433,608	(1)	9.1
Lord, Abbett & Co. LLC, 90 Hudson Street, Jersey City, NJ 07302	3,598,177	(2)	9.5
BlackRock Institutional Trust Company N.A., 400 Howard Street, San Francisco, CA 94105	2,753,178	(3)	7.3
Keeley Asset Management Corp., 401 South LaSalle Street, Suite 1201, Chicago, IL 60605	2,000,000	(4)	5.3

(1)	Artisan Partners Limited Partnership, a subsidiary of Artisan Partners Holding LP, possesses shared investment discretion with respect to all shares and shared voting authority on 3,138,308 shares.

(2)	Lord, Abbett & Co. LLC possesses sole investment discretion and sole voting authority on all shares.

(3)
BlackRock Institutional Trust Company N.A. (formerly Barclays Global Investors, a subsidiary of Barclays PLC), is an asset management subsidiary of BlackRock Inc., and possesses shared investment discretion with respect to all shares and sole voting authority with respect to 2,339,423 shares.

(4)	Keeley Asset Management Corp. possesses sole investment discretion and sole voting authority on all shares.
Other Matters and Stockholder Proposals
The Audit Committee has appointed the firm of Deloitte & Touche LLP as independent auditors for the year ending October 31, 2010. Representatives of Deloitte & Touche are expected to attend the meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their judgment on such matters.
Any proposals of stockholders to be presented at the Annual Meeting to be held in 2011, to be eligible for inclusion in the Company’s Proxy Statement for the meeting under applicable rules of the Securities and Exchange Commission, must be received by the Company no later than October 28, 2010.
The Company’s Amended and Restated Bylaws provide that, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days (which for the 2011 meeting would be November 27, 2010) nor more than 150 days (which for the 2011 meeting would be September 28, 2010) prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days (which for the 2011 meeting would be April 26, 2011) later than the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public.

To be in proper form, a stockholder’s notice must set forth the following items:
(i) If the stockholder proposes to nominate a person for election as a director, the notice must set forth (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Act, rules or regulations), (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (C) a completed and signed questionnaire, representation and agreement as required by the Company’s Amended and Restated Bylaws.
(ii) If the stockholder proposes to bring any other matter before the Annual Meeting, the notice must set forth (A) a brief description of the business desired to be brought before the Annual Meeting, (B) the reasons for conducting such business at the Annual Meeting, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Company, the language of the proposed amendment), (D) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (E) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and
(iii) In either case, the notice must also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the Company’s books, of such stockholder proposing such proposal, and of such beneficial owner, if any, (B)(1) the class and number of shares of the Company which are directly or indirectly owned beneficially or of record by such stockholder and by such beneficial owner, (2) the existence and material terms of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Company (including, if applicable, any contract, arrangement, understanding or relationship pursuant to which any economic interest in the capital stock to be voted is beneficially owned by a person or persons other than the stockholder of record as of the record date), (3) any short interest in any security of the Company (as such term is defined in Section 3.4 of the Company’s Amended and Restated Bylaws), in each case with respect to the information required to be included in the notice pursuant to (1) through (3) above, as of the date of such notice and including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household, (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), (D) a representation that the person is a holder of record or otherwise has the right to vote shares of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (E) if the person does not own any stock of record, a representation as to who owns the shares of stock the person intends to vote of record and the basis upon which the person has the right to vote the shares of stock, and (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominees or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
The Financial and Other Information required by Item 13 of Regulation 14A of the Securities and Exchange Act of 1934 is included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, and is incorporated herein by reference. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 (including the financial statements, the financial statement schedules, and any exhibits), as filed with the Securities and Exchange Commission, are available at no charge to stockholders of record upon written request to the address set forth above in the section entitled “Communications with the Company”.
Houston, Texas
January 22, 2010

COMPANY #
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET — www.eproxy.com/nx Use the Internet to vote your proxy until 12:00 p.m. (CT) on February 24, 2010.

PHONE — 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on February 24, 2010.

MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.
YOUR VOTE IS IMPORTANT
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	To elect one director to serve until the Annual Meeting of Stockholders in 2013	01 William C. Griffiths	☐	Vote FOR the nominee		☐	Vote WITHHELD from the nominee

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s external auditors; and		☐	For	☐ Against		☐ Abstain

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

Address Change? Mark box, sign, and indicate changes below: ☐
Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Building Products Corporation, a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, 1900 West Loop South, Suite 1500, Houston, Texas, on February 25, 2010, at 8:00 a.m., C.S.T.
Notice of Internet Availability of Proxy Materials: You can access and review the Annual Report and Proxy Statement on the Internet by going to the following Quanex Building Products Corporation website:
http://www.quanex.com/ir_annual_reports.html

Quanex Building Products Corporation 1900 West Loop South, Suite 1500 Houston, TX 77027	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 25, 2010.
The Board of Directors has fixed the close of business on January 5, 2010, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company’s principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be made available at the time and place of the meeting during the whole time thereof.
Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting and wish to vote in person.
The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2009, accompanies this Notice.
See reverse for voting instructions.